UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

For the fiscal year ended: December 31, 2023

USA Opportunity Income One, Inc.

(Exact name of registrant as specified in its charter)

Puerto Rico

(State or other jurisdiction of incorporation or organization)

404 Ave Constitucion # 208

San Juan, Puerto Rico 00901

(Address of principal executive office)

(800) 305-5310

(Registrant’s telephone number, including area code)

66-0985204

(IRS Employee Identification Number)

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION AND FIGURES

This Annual Report on Form 1-K, or the Annual Report, of USA Opportunity Income One, Inc., a Puerto Rico corporation, contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for distribution, cash flows, liquidity and prospects include, but are not limited to, the factors referenced under the caption “RISK FACTORS” elsewhere in this Annual Report on Form 1-K.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this report. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this report. The matters summarized below and elsewhere in this report could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this report, whether as a result of new information, future events or otherwise.

All figures provided herein are approximate.

Item 1. Business

General

Unless the context otherwise requires or indicates, references in this Annual Report on Form 1-K to “us,” “we,” “our”, “ours” or “our Company” refer to USA Opportunity Income One, Inc., a Puerto Rico corporation.

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We are an early stage, internally managed company and to date our activities have involved the organization of our Company and commencing a “Tier 2 Offering” under Regulation A of the Company’s “USA Real Estate Bonds” on a best efforts basis in increments of $1,000. The Company’s Form 1-A was originally qualified by the Securities and Exchange Commission on March 9, 2022. The Company filed Post-Qualification Amendment No. 1 on March 9, 2023, and filed Post-Qualification Amendment No. 2 on March 29, 2023, which was qualified by the Securities and Exchange Commission on April 10, 2023, offering up to $75,000,000 (“Maximum Offering Amount”) of our “USA Real Estate Bonds” consisting of (i) “7% USA Real Estate Bonds” and (ii) “12% USA Real Estate Bonds” on a best efforts basis in increments of $1,000, in a Tier 2 Offering under Regulation A (the “Offering”). Additionally, we plan to file Post-Qualification Amendment No. 3 to the Offering immediately after the filing of this Annual Report on Form 1-K.

To date, the Company has sold one 7% USA Real Estate Bond in the Offering for $1,000 and sold two 12% USA Real State Bonds in the Offering for $150,000.

On August 3, 2021, the Company was formed as a Puerto Rican corporation under the name USA Opportunity Income Fund, Inc., and issued 3,000 shares of its $0.01 per share par value common stock as founders’ shares in exchange for incorporation services provided to Dania Echemendia (1,000 shares), Andrew Murray (1,000 shares), and Richard Meruelo (1,000 shares). On January 26, 2022 the Company changed its name to USA Opportunity Income One, Inc.

We are an early stage company which plans to implement our commercial real estate lending business model after funds are raised from our Offering. Our business model is centered primarily around originating mortgages and other liens on and interests in real estate. We anticipate that (i) at least 80% of our assets will consist of “mortgages and other liens on and interests in real estate” (“Qualifying Interests”), including, bridge senior secured money lending and mezzanine lending related to real estate and real estate development projects and (ii) not more than 20% of our total assets consist of assets that have no relationship to real estate, assets that have no relationship to real estate constituting no more than 20% of our assets, including, but not limited to, investing in preferred equity interests and up to 5% of the net proceeds for working capital and general corporate purposes, provided the amount and nature of such activities do not cause us to lose our exemption from regulations as an investment company pursuant to the Investment Company Act of 1940, or the “40 Act.” Qualifying Interests are assets that represent an actual interest in real estate or are loans or liens “fully secured by real estate” but exclude securities in other issuers engaged in the real estate business. We plan to sell USA Real Estate Bonds in the Offering in order to provide the capital for these activities.

The Offering

In the Offering, we plan to offer up to $75,000,000 (“Maximum Offering Amount”) of our “USA Real Estate Bonds” consisting of (i) “7% USA Real Estate Bonds” and (ii) “12% USA Real Estate Bonds” on a best efforts basis in increments of $1,000.

The USA Real Estate Bonds

7% USA Real Estate Bonds:

●	are priced at $1,000 each;
●	represent a full and unconditional obligation of our company;
●	bear interest at 7% per annum. For clarification purposes, we will pay simple interest on a monthly basis (payable in arrears on the last day of each month and continuing on the last day of each month until the maturity date);
●	mature on December 31, 2031;
●	are subject to repayment (i) at the demand of a bondholder beginning in the first month after the second anniversary of the date of purchase of USA Real Estate Bonds by such bondholder and (ii) in the case of a bondholder’s death, bankruptcy or total permanent disability, each subject to notice, discounts and other provisions;
●	are subject to an interest reserve fund for the repayment of bondholders which shall be funded with an amount equal to one year’s interest payments up to a maximum of 7% of the total amount of USA Real Estate Bonds sold;
●	are subject to redemption by the Company at any time after the second anniversary of the first sale of USA Real Estate Bonds; provided that a partial redemption complies with applicable tender offer rules;
●	rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the USA Real Estate Bonds by their terms;

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●	are transferable;
●	are unsecured; and
●	are governed and construed in accordance with the laws of Puerto Rico

12% USA Real Estate Bonds:

●	are priced at $1,000 each;
●	represent a full and unconditional obligation of our company;
●	bear interest at 12% per annum. For clarification purposes, we will pay simple interest on a monthly basis (payable in arrears on the last day of each month and continuing on the last day of each month until the maturity date);
●	mature 3 years from the issue date;
●	are subject to repayment in the case of a bondholder’s death, bankruptcy or total permanent disability, each subject to notice, discounts and other provisions;
●	are subject to redemption by the Company at any time after the second anniversary of the issue date of a bondholder’s bond; provided that a partial redemption complies with applicable tender offer rule;
●	rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the USA Real Estate Bonds by their terms;
●	are transferable;
●	are unsecured; and
●	are governed and construed in accordance with the laws of Puerto Rico

The Company is still an early stage company with limited operating history. Our management has raised substantial doubt about our ability to continue as a going concern based on these conditions and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report with respect to our audited financial statements for the years ended December 31, 2022 and 2023. The Company has issued $1,000 in USA Real Estate Bonds as of December 31, 2022 and has issued $151,000 in USA Real Estate bonds as of December 31, 2023, has not commenced lending operations, and does not have sufficient cash or a source of revenue sufficient to cover future organizational, offering and operation costs.

Until sufficient proceeds have been received by us from the sale of USA Real Estate Bonds in the Offering, we will rely on advances from our shareholders and/or affiliates of our shareholders as to which we have no assurances. Our shareholders and/or affiliates of our shareholders are not obligated to provide advances to us and there are no assurances that we will be successful in raising proceeds in the Offering. If we do not raise sufficient funds in the Offering or if our shareholders and/or affiliates of our shareholders decline to make advances to us, we will not be able to implement our business plan, or may have to cease operations altogether.

In order to operate our Company for 12 months, we estimate that $750,000 in funds will be required. If we fail to generate $43,000,000 from our sales of USA Real Estate Bonds, we may not be able to fully carry out our plan of operations.

We anticipate our operating expenses to be up to 2% of the outstanding USA Real Estate Bond proceeds after achieving a minimum of $25 million in proceeds. We plan on generating a minimum return of 2% annually in excess of the bond interest rates of 7% and 12% annually in order to operate profitably. We also expect to use up to 5% of the proceeds from sales of USA Real Estate Bonds to provide working capital for our company until such time as our revenues are sufficient to pay our operating expenses.

The Company has no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

Business Objectives and Strategy

Our investment objective is to preserve and protect our capital while producing attractive risk-adjusted returns generated from current income on our portfolio. Our investment strategy is to originate loans and invest in debt and related instruments supported by commercial and residential real estate in Florida.

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Our principal business objectives are to maximize the difference between the yield on our investments and the cost of financing these investments, to grow the stable earnings associated with the portfolio of our loans and investments and to generate cash available for distribution. We believe we can achieve these objectives and maximize the total return to our stockholders through the following investment strategies.

Our business plan is to lend and invest in real estate projects in the State of Florida. The proposed loans and investments will be:

1.	Bridge senior-secured lending;
2.	Mezzanine lending; and
3.	Preferred equity.

We intend on using the majority of the proceeds from the Offering for the loans and investments to be made. Our goal is to generate returns on the loans from origination fees, interest and other fees related to the terms of the loans and investments. We expect to reinvest repayments of principal and investments into new projects.

Investment Strategy

The financing of multifamily, senior housing, single-family residential and other diverse commercial real estate offers opportunities that demand customized financing solutions. We employ the following investment strategies:

Provide Customized Financing. We provide customized financing to meet the needs of borrowers. We target borrowers whose options may be limited by conventional bank financing, have demonstrated a history of enhancing the value of the properties they purchase, improve and operate and who may benefit from the customized financing solutions we offer.

Execute Transactions Rapidly. We act quickly and decisively on proposals, provide commitments and close transactions within a few weeks and sometimes days, if required. We believe that our rapid execution attracts opportunities from both borrowers and other lenders that would not otherwise be available. We believe our ability to structure flexible terms and close loans quickly gives us a competitive advantage.

Our Primary Targeted Investments

We pursue short-term and long-term lending and investment opportunities and primarily target transactions where we believe we have competitive advantages, particularly our cost structure and in-house underwriting capabilities. Our primary focus will be mortgage lending in the attractive Florida commercial and residential real estate sectors.

We offer the following investment types:

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Bridge Financing. We will offer bridge financing products to borrowers who are typically seeking short-term capital to use in an acquisition of real property. The borrower will be required to form a special purpose LLC. The borrower will usually identify an undervalued asset that has been under managed, can be repositioned and/or is located in a recovering market. From the borrower’s perspective, shorter term bridge financing is advantageous because it allows for time to improve the property value without encumbering it with restrictive, long-term debt that may not reflect optimal leverage for a non-stabilized property.

Our bridge loans will be secured by a first mortgage on real property that earns a minimum of 13% annual interest, in addition to, origination and other fees. These loans will be for terms ranging from 12 months to 36 months. In some cases, the Company may seek a bank loan to leverage the Company loan allowing the Company to generate a positive spread on the interest rate charged by the bank. For example, Company lends borrower $100,000 at 13% interest annually. Company pledges this loan to a bank securing a loan for $50,000 at a cost to Company of 7% interest of the bank loan amount. Thereby, Company will earn greater than the original loan interest rate of 13%. Borrowers typically use the proceeds of a conventional mortgage to repay a bridge loan.

Mezzanine Financing. We will offer mezzanine financing in the form of loans that are subordinate to a conventional first mortgage loan and senior to the mezzanine borrower’s indirect ownership interest in the underlying collateral property. The mezzanine borrower will be a top level bankruptcy remote entity which, in turn, will own 100% of the equity interest in the special purpose property owning entity, typically a limited liability company, which the borrower candidate will be required to form. The Company will enter into agreements with the borrower candidates’ first mortgage lenders reserving the right of the Company to cure any default under the first mortgage loans or to purchase those loans, as well as the right to the management of the collateral property. The mezzanine loans will be secured by the mezzanine borrower’s pledge of its ownership interest the special purpose property owning entity. This structure is intended to reserve in the Company the functionally equivalent economic right in the collateral property that it would enjoy were it to directly hold a second mortgage in that collateral property. The Mezzanine loans will earn a minimum of 13% annual interest, in addition to, origination fees. Mezzanine loans will be for terms ranging from 12 months to 36 months. In some cases, the Company may seek bank loans to leverage the Company’s mezzanine loans allowing the Company to generate a positive spread on the interest rate charged by the bank. For example, in a case in which the Company would lend the mezzanine borrower $100,000 at 13% interest annually and thereafter pledging such loan to a third-party lending bank for its loan of $50,000 to the Company at a cost of 8% annual interest the Company would realize an effective greater rate of return on its original mezzanine loan rate of 13%.

Preferred Equity Investments. We will provide financing by making preferred equity investments in entities that directly or through subsidiaries own real property. In cases where the terms of a first mortgage prohibit additional liens on the ownership entity, investments structured as preferred equity in the entity owning the property serve as viable financing substitutes. With preferred equity investments, we will typically become a member in the ownership entity.

Operations

The following describes our lending and investment process.

Origination. We will solicit property owners, developers, and mortgage loan brokers in the State of Florida. Once potential borrowers have been identified, we determine which of our financing products will best meet the borrower’s needs. After identifying a suitable product, we work with the borrower to prepare a loan application. Upon completion by the borrower, the application is forwarded to our underwriters for due diligence.

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Underwriting and Risk Management. Our underwriters perform due diligence on all proposed transactions prior to approval and commitment using several tools to manage and mitigate potential loan losses and risk sharing exposure. The underwriters analyze each loan application in accordance with the guidelines below to determine the loan’s conformity with the guidelines. Key factors considered in credit decisions include, but are not limited to, where applicable, historical and projected, debt service coverage, loan to value ratios and property financial and operating performance. In general, our underwriting guidelines require evaluation of the following:

●	The borrower’s business plan and refinancing or repayment;

●	The borrower and each person directing a borrowing entity’s activities (a “key principal”), including a review of their experience, credit, operating, bankruptcy and foreclosure history;

●	Historic, current and projected property revenues and expenses;

●	Potential for near-term revenue growth and opportunity for expense reduction and increased operating efficiencies;

●	The property’s location, its attributes and competitive position within its market;

●	Proposed ownership structure, financial strength and real estate experience of the borrower and property management;

●	Historic, current and projected property values, environmental review, flood certification, zoning and engineering studies;

●	Market assessment, including property inspection, review of sources of revenues and/or sale proceeds, surveys of comparable properties and an analysis of area economic and demographic trends;

●	Review of an acceptable mortgagee’s title policy;

●	Construction quality of the property to determine future repositioning, maintenance and capital expenditure requirements; and

●	The requirements for any reserves, if applicable, including those for immediate repairs or rehabilitation, replacement reserves, tenant improvement and leasing commission costs, real estate taxes and property casualty and liability insurance.

We continuously refine our underwriting criteria based upon actual loan portfolio experience and as market conditions and investor requirements evolve.

Investment Approval Process. We will apply an investment approval process to all loans and other investments proposed to us before submitting each proposal for final approval. A written report will be generated for every loan or other investment that is submitted to our investment committee for approval. The report includes a description of the prospective borrower and any guarantors, the collateral and the proposed use of investment proceeds, as well as borrower and property financial statements and analysis. The report also includes an analysis of borrower liquidity, net worth, cash investment, income, credit history and operating experience. All transactions require the approval of a majority of the members of our investment committee. Following the approval of a transaction, our underwriting and servicing departments, together with our asset management group, assure that all loan approval terms have been satisfied and conform to lending requirements established for that particular transaction.

Servicing. We service all loans and investments through our internal loan servicing department located at Miami, Florida. Our loan servicing operations are designed to provide prompt customer service and accurate and timely information for account follow up, financial reporting and management review. Following the funding of an approved loan, all pertinent loan data is entered into our data processing system, which provides monthly billing statements, tracks payment performance and processes contractual interest rate adjustments on variable rate loans. The servicing group works closely with our asset management group to ensure the appropriate level of customer service and monitoring of loans.

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Asset Management. Effective asset and portfolio management is essential to maximize the performance and value of a real estate investment. The asset management group customizes a plan with the loan originators and underwriters to track each loan and investment from origination through disposition. This group monitors each investment’s operating history, value outlook, local economic trends and rental and occupancy rates and evaluates the underlying property’s competitiveness within its market. This group assesses ongoing and potential operational and financial performance of each investment in order to evaluate and ultimately improve its operations and financial viability. The asset management group performs frequent onsite inspections, conducts meetings with borrowers and evaluates and participates in the budgeting process, financial and operational review and business plans of each underlying property. This group also focuses when applicable on increasing the productivity of onsite property managers and leasing brokers. This group communicates the status of each transaction against its established asset management plan to senior management, in order to enhance and preserve capital, as well as to avoid litigation and potential exposure.

Timely and accurate identification of an investment’s operational and financial issues and each borrower’s objectives is essential to implementing an executable loan workout and restructuring process, if required. Since the existing property management may not have the requisite expertise to manage the workout process effectively, our asset management group determines the current operating and financial status of an asset or portfolio and performs a liquidity analysis of the property and ownership entity and then, if appropriate, identifies and evaluates alternatives to maximize the value of an investment.

Investment Guidelines. Our Board of Directors has adopted general guidelines for our investments and borrowings to the effect that: (1) no investment will be made that would cause us to be regulated as an investment company under the Investment Company Act; (2) at least 80% of our assets will consist of “mortgages and other liens on and interests in real estate” (“Qualifying Interests”), including, but not limited to, bridge senior secured money lending and mezzanine lending related to real estate and real estate development projects; and (3) not more than 20% of our total assets consist of assets that have no relationship to real estate, including, but not limited to, investing in preferred equity interests and up to 5% of the net proceeds for working capital and general corporate purposes.

Recent Developments

Regulation A Offering

We have commenced a “Tier 2 Offering” under Regulation A of the Company’s “USA Real Estate Bonds” on a best efforts basis in increments of $1,000. The Company’s Form 1-A was originally qualified by the Securities and Exchange Commission on March 9, 2022. The Company filed Post-Qualification Amendment No. 1 on March 9, 2023, and filed Post-Qualification Amendment No. 2 on March 29, 2023, which was qualified by the Securities and Exchange Commission on April 10, 2023, offering up to $75,000,000 (“Maximum Offering Amount”) of our “USA Real Estate Bonds” consisting of (i) “7% USA Real Estate Bonds” and (ii) “12% USA Real Estate Bonds” on a best efforts basis in increments of $1,000, in a Tier 2 Offering under Regulation A (the “Offering”). Additionally, we plan to file Post-Qualification Amendment No. 3 to the Offering immediately after the filing of this Annual Report on Form 1-K. To date, the Company has sold one 7% USA Real Estate Bond in the Offering for $1,000 and sold two 12% USA Real State Bonds in the Offering for a total of $150,000.

Engagement of Dalmore Group, LLC

On November 22, 2022, we engaged Dalmore Group, LLC (“Dalmore”), a New York Limited Liability Company and member of the Financial Industry Regulatory Authority (“FINRA”) as the broker dealer of record (“Broker Dealer of Record”) of the Offering to provide or arrange certain compliance and administrative services for the Offering. Dalmore is not obligated to purchase any USA Real Estate Bonds.

Pursuant to our Broker-Dealer Agreement (the “Dalmore Agreement”) with Dalmore, dated November 22, 2022, Dalmore has agreed to provide the Company with the following services in connection with the Offering:

●	Review Investor information, including KYC (Know Your Customer) data, AML (Anti-Money Laundering), OFAC compliance background checks (it being understood that KYC and AML processes may be provided by a qualified third party);
●	Review each Investor’s subscription agreement to confirm such Investor’s participation in the Offering, and provide confirmation of completion of such subscription documents to the Company;
●	Contact and/or notify the Company, if needed, to gather additional information or clarification on an Investor;
●	Keep Investor information and data confidential and not disclose to any third-party except as required by regulatory agencies or in our performance under the agreement (e.g. as needed for AML and background checks);
●	Coordinate with third party providers to ensure adequate review and compliance;
●	Provide, or coordinate the provision by a third party, of an “invest now” payment processing mechanism, including connection to a qualified escrow agent.

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In consideration for these services, the Company has agreed to pay Dalmore a fee equal to 1% of the aggregate amount raised by the Company in the Offering. Dalmore will commence to provide services to the Company immediately following the Financial Industry Regulatory Authority’s (“FINRA”) issuance of a No Objection Letter for the Offering. The Company also agreed to pay Dalmore a one-time advance payment for reasonable and necessary out of pocket expenses of $5,000 upon execution of the Dalmore Agreement and a one-time consulting fee of $20,000 which will be due and payable within five (5) days after FINRA issues a No Objection Letter related to the Offering. The Company paid the $5,000 advance in 2022 and paid the $20,000 consulting fee in 2023.

Pursuant to the Dalmore Agreement, Dalmore is strictly acting in an administrative and compliance capacity as the broker dealer of record, and is not being engaged by the Company to act as an underwriter or placement agent in connection with the Offering. The Company also agreed to indemnify and hold Dalmore, its affiliates and their representatives and agents harmless from, any and all actual or direct losses, liabilities, judgments, arbitration awards, settlements, damages and costs resulting from or arising out of any third party suits, actions, claims, demands or similar proceedings (to the extent they are based upon (i) a breach of the Dalmore Agreement by the Company, (ii) the Company’s wrongful acts or omissions, or (iii) the Offering. The initial term of the Dalmore Agreement shall extend for a period of twelve (12) months and shall extend for additional consecutive twelve-month periods as set forth in the Dalmore Agreement.

Prior Engagement of First Southern, LLC

We previously engaged First Southern, LLC (“First Southern”), a Puerto Rico Limited Liability Company and member of the Financial Industry Regulatory Authority (“FINRA”) as a non-exclusive placement agent for the Offering on a “reasonable best efforts” basis. Pursuant to the Engagement Agreement with First Southern dated December 6, 2022 (the “First Southern Agreement”), First Southern agreed to act as a non-exclusive placement agent for the Offering on a “reasonable best efforts” basis. On December 6, 2023, the term of the First Southern Agreement came to an end as it was for a period of twelve months. First Southern did not make any sales of the USA Real Estate Bonds in the Offering and did not earn any commissions.

Engagement of Sardona Capital S.A.

On April 24, 2023, we engaged Sardona Capital S.A., a broker-dealer registered in the country of Panama with the Superintendency of Securities Market (Superintendencia del Mercado de Valores) pursuant to a placement agent agreement (the “Sardona Agreement”) to act as a non-exclusive placement agent for the Offering on a “reasonable best efforts” basis to non-U.S. persons. Sardona is not obligated to purchase any USA Real Estate Bonds and is not obligated to sell any USA Real Estate Bonds. All services to be performed under the Sardona Agreement by Sardona will be performed only outside of the U.S.

We have agreed to pay Sardona up to 5% of the aggregate gross proceeds raised in the Offering as consideration for their placement agent services under the Sardona Agreement. Additionally, pursuant to the Sardona Agreement, Sardona agreed to pay its own expenses in connection with the Sardona Agreement and the transactions contemplated thereunder.

Additionally, pursuant to the Sardona Agreement, each the Company and Sardona agreed to indemnify the other party against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the Sardona Agreement, except, with regard to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) have resulted from a party’s fraudulent conduct or misrepresentation, or it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of the time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the terms of the Sardona Agreement.

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Either party may terminate the Sardona Agreement at any time, effective immediately, by giving written notice to the other party. In the event of termination, Sardona will not be entitled to any commissions or any restitution for the value of its services rendered prior to, or subsequent to, the effective date of such termination, excepting only such commissions as may have been earned with respect to prior to the termination date. The Sardona Agreement will automatically terminate with no further action by either party if Sardona ceases to be a member in good standing with the regulatory authorities or self-regulatory organizations with which it is registered under the applicable law of the jurisdictions in which it attempts to sell the USA Real Estate Bonds.

Plan of Operations

We are an early stage company and since inception have worked on organizational and development matters. We have generated limited revenues and we are dependent on cash on hand, the proceeds from the Offering and advances from our shareholders and/or affiliates of our shareholders to provide funds to implement our business model.

General

For the twelve months following the commencement of the Offering, we will seek to sell our USA Real Estate Bonds and invest the proceeds in (i) real estate loans to real estate borrowers and real estate development projects, (ii) preferred equity interests related to real estate, and (iii) other permissible activities in accordance with our business model.

In order to operate our Company for 12 months, we estimate that $750,000 in funds will be required. The source of such funds is anticipated to be up to 5% of the net proceeds from our sales of USA Real Estate Bonds in the Offering and the remaining amount is expected to come from income generated from our operations. If we fail to generate $43,000,000 from our sales of USA Real Estate Bonds, we may not be able to fully carry out our plan of operations.

We plan to start originating mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests), real estate-typed interests, and assets unrelated to real estate in accordance with our business model as we receive funds from selling the USA Real Estate Bonds in the Offering through the efforts of the principals of the Company. The Company currently does not have any contracts with third parties related to the services it intends to provide.

Specific Plan of Operations and Milestones

Our plan of operations over the next 12-month period is as follows, assuming the sale of 25%, 50%, 75% and 100% of USA Real Estate Bonds in the Offering, and does not include offering expenses of the Offering of $1,125,000:

	If 25% of USA Real Estate Bonds Sold for Cash	If 50% of USA Real Estate Bonds Sold for Cash	If 75% of USA Real Estate Bonds Sold for Cash	If 100% of USA Real Estate Bonds Sold for Cash
Gross Proceeds(1)	$18,750,000	$37,500,000	$56,250,000	$75,000,000

Acquisition of Mortgages and Other Liens on and Interests in Real Estate (Qualified Interests)	12,937,500	26,775,000	40,612,500	54,450,000
Acquisition of Assets Unrelated to Real Estate	2,425,781	5,020,313	7,614,844	10,209,375
Working Capital and General Corporate Purposes	808,594	1,673,438	2,538,281	3,403,125
Total Use of Net Proceeds (2)	$16,171,875	$33,468,750	$50,765,625	$68,062,500

(1) Gross proceeds do not include a deduction of (i) broker-dealer fees, commissions and expense reimbursements of the Offering and (ii) offering expenses of $1,125,000.

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(2) Total Use of Net Proceeds accounts for the deduction of (i) broker-dealer fees, commissions and expense reimbursements of the Offering and (ii) offering expenses of $1,125,000.

During the next 12 months, we intend to, among other things, start receiving net proceeds from the Offering and pay the expenses of the Offering with the net proceeds of the Offering.

For the next 12 months, we plan to:

Origination of Mortgages and Other Liens on and Interests in Real Estate (Qualified Interests)

We plan to originate mortgages from real estate borrowers and real estate development projects and other liens on and interests in real estate (Qualified Interests). The expense of doing so will range from $194,000 to $817,000, depending upon the success of the offering. If 25% of USA Real Estate Bonds are sold for net proceeds of $16,171,875 during this time period, we intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests) in the amount of $12,937,500. If 50% of USA Real Estate Bonds are sold for net proceeds of $33,468,750 we intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests) in the amount of $26,775,000. If 75% of USA Real Estate Bonds are sold for net proceeds of $50,765,625 we intend to acquire mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests) in the amount of $40,612,500. Finally, if 100% of USA Real Estate Bonds are sold for net proceeds of $68,062,500 we intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests) in the amount of $54,450,000.

Acquisition of Assets Unrelated to Real Estate

We also intend to acquire assets unrelated to real estate and the expense of doing so will range from $36,000 to $153,000 depending upon the success of the offering. If 25% of USA Real Estate Bonds are sold for net proceeds of $16,171,875 during this time period, we intend to acquire assets unrelated to real estate in the amount of $2,425,781. If 50% of USA Real Estate Bonds are sold for net proceeds of $33,468,750 we intend to acquire assets unrelated to real estate in the amount of $5,020,313. If 75% of USA Real Estate Bonds are sold for net proceeds of $50,765,625 we intend to acquire assets unrelated to real estate in the amount of $7,614,844. Finally, if 100% of USA Real Estate Bonds are sold for net proceeds of $68,062,500 we intend to acquire assets unrelated to real estate in the amount of $10,209,375.

Milestones

Our anticipated timeline for reaching the significant milestones in our plan of operations and the costs associated with our plan are set forth below:

March 2024 to May 2024:

●	We expect to sell $7,500,000 of USA Real Estate Bonds.
●	We anticipate that as part of our selling and marketing efforts to sell the USA Real Estate Bonds, we plan to meet with groups whose members may be potential purchasers of our USA Real Estate Bonds and we estimate the costs of this to be $581,000.
●	We anticipate and intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests), and we estimate the costs of this to be $70,000.
●	We anticipate and intend to originate assets unrelated to real estate and we estimate the costs of this to be $13,000

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June 2024 to August 2024:

●	We expect to sell $16,500,000 of USA Real Estate Bonds.
●	We anticipate that as part of our selling and marketing efforts to sell the USA Real Estate Bonds, we plan to meet with groups whose members may be potential purchasers of our USA Real Estate Bonds and we estimate the costs of this to be $1,279,000.

●	We anticipate and intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests), and we estimate the costs of this to be $183,000.
●	We anticipate and intend to originate assets unrelated to real estate and we estimate the costs of this to be $34,000.

September 2024 to November 2024:

●	We expect to sell $18,000,000 of USA Real Estate Bonds.
●	We anticipate that as part of our selling and marketing efforts to sell the USA Real Estate Bonds, we plan to meet with groups whose members may be potential purchasers of our USA Real Estate Bonds and we estimate the costs of this to be $1,395,000.
●	We anticipate and intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests), and we estimate the costs of this to be $199,000.
●	We anticipate and intend to originate assets unrelated to real estate and we estimate the costs of this to be $37,000.

December 2024 to March 2025:

●	We expect to sell $33,000,000 of USA Real Estate Bonds.
●	We anticipate that as part of our selling and marketing efforts to sell the USA Real Estate Bonds, we plan to meet with groups whose members may be potential purchasers of our USA Real Estate Bonds and we estimate the costs of this to be $2,558,000.
●	We anticipate and intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests), and we estimate the costs of this to be $365,000
●	We anticipate and intend to originate assets unrelated to real estate and we estimate the costs of this to be $68,000.

Until sufficient proceeds have been received by us from the sale of USA Real Estate Bonds we will rely on cash on hand and advances from our shareholders and/or our shareholders affiliates as to which we have no assurances. There can also be no assurances that we will be able to receive our desired amount of proceeds or any proceeds from the Offering.

Florida Market

Our business plan is to lend and invest in real estate projects in the State of Florida. The 2020 US Census (please note that Census information is released only every 10 years) shows significant growth in Florida’s population. Over the last ten years from 2010 to 2020, Florida was the second fastest growing state in terms of people, has a population as of 2020 of 21.5 million which is now larger than New York State. In particular, New York, New Jersey and California residents are migrating to Florida in record numbers.

Top 15 States by 2020 Population

Top 5 versus Bottom 10 sorted by % Population Growth

Top 5						Bottom 10
			2010-20						2010-20
	2020		Population		Pop.%		2020		Population		Pop.%
State	Population	Rank	Growth	Rank	Gr.	State	Population	Rank	Growth	Rank	Gr.
Texas	29,145,505	2	3,999,944	1	15.9%	California	39,538,223	1	2,284,267	3	6.1%
Florida	21,538,187	3	2,736,877	2	14.6%	New York	20,201,249	4	823,147	7	4.2%
Georgia	10,711,908	8	1,024,255	4	10.6%	Pennsylvania	13,002,700	5	300,321	21	2.4%
Washington	7,705,281	13	980,741	5	14.6%	Illinois	12,812,508	6	-18,124	50	-0.1%
Arizona	7,151,502	14	759,485	8	11.9%	Ohio	11,799,448	7	262,944	23	2.3%
						North Carolina	10,439,388	9	903,905	6	9.5%
						Michigan	10,077,331	10	193,691	27	2.0%
						New Jersey	9,288,994	11	497,100	13	5.7%
						Virginia	8,631,393	12	630,369	10	7.9%
						Massachusetts	7,029,917	15	482,288	15	7.4%

Source: 2020 US Census

Rankings are out of 51 which equates to all states and Puerto Rico

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The primary reasons quoted by those who have newly moved to Florida are that they have done so for the great weather, affordable place to live, lack of state income taxes, a friendly business climate and amazing beaches.

Florida’s four major metro areas which are Miami, Tampa, Orlando and Jacksonville have also grown tremendously from 2010 to 2020. According to the 2020 US Census, the growth in the population of these Florida cities was equivalent to the total growth of the three largest metro areas in the US of New York, Los Angeles, and Chicago.

Florida’s Four Major Cities

Florida and selected CBSAs

Florida						Selected others
			2010-20						2010-20
	2010		Population		Pop.%		2020		Population		Pop.%
CBSA	Population	Rank	Growth	Rank	Gr.	CBSA	Population	Rank	Growth	Rank	Gr.
Miami	6,138,333	8	578,953	8	10.4%	New York/NJ	20,140,470	1	1,243,361	2	6.6%
Tampa	3,175,275	18	393,032	15	14.1%	Los Angeles	13,200,998	2	372,161	18	2.9%
Orlando	2,673,376	22	538,965	10	25.3%	Chicago	9,618,502	3	157,397	34	1.7%
Jacksonville	1,605,848	39	260,252	25	19.3%
						Sub-total	42,959,970		1,772,919		4.3%
Sub-total	13,592,832		1,771,202		15.0%
Florida	21,538,187		2,736,877		14.6%
4 CBSAs/Florida	63.1%		64.7%

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Source: 2020 US Census

Rankings are out of 56 CBSAs with over 1,000,000 in population

CBSAs are Core Based Statistical Areas (similar to MSAs)

Institutional investors have also found this growth a reason to invest in Florida real estate. According to CBRE’s Global Real Estate Research department pursuant to CBRE’s “Americas Investors Intentions Survey 2021,” Miami/South Florida is the seventh most attractive investment market for institutional investors. According to CBRE’s Global Real Estate Research Department report from February 2023 entitled “2023 US Investor and Lender Intentions Surveys,” Miami/South Florida is the third best market for investors and the number one market for lenders. Tampa is the number 5 market for lenders. According to CBRE’s Global Real Estate Research Department report from January 2024 entitled “2024 US Investor Intentions Survey,” Miami/South Florida is the second-best market for top projected 2024 total property returns and the second most attractive market for investment. Tampa is the number 7 market for total property returns and number 9 for the most attractive market.

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Employees

We have 3 full-time employees. We believe that we maintain a satisfactory working relationship with our employees and have not experienced any labor disputes.

Legal Proceedings

From time to time, we may become party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, nor are we aware of any threatened or pending legal proceedings, that we believe to be material or which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition or results of operation if determined adversely to us.

Executive Offices

Our corporate headquarters are located at 404 Ave Constitucion # 208, San Juan, Puerto Rico 00901, where we lease approximately 1,000 rentable square feet of office space from an affiliated party, USA Capital Management. This lease is month to month. Terms of the office lease provide for a base rent payment of $1 per month. We believe that this facility is adequate for our current and near-term future needs.

Competition

We compete with other companies that lend to the mortgage industry. These companies include other mortgage lenders. We seek to, but may not be able to, effectively compete with such competitors.

No Public Market

Although under Regulation A the USA Real Estate Bonds are not restricted, USA Real Estate Bonds are still highly illiquid securities. No public market has developed nor is expected to develop for USA Real Estate Bonds, and we do not intend to list USA Real Estate Bonds on a national securities exchange or interdealer quotational system or alternative trading system. You should be prepared to hold your USA Real Estate Bonds as USA Real Estate Bonds are expected to be highly illiquid investments.

Risk Factors

Investing in our securities involves risks. In addition to the other information contained in this Annual Report on Form 1-K, you should carefully consider the following. The occurrence of any of the following risks might cause you to lose all or a part of your investment.

Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations:

●	We are an early-stage start-up with a limited operating history, and we may never become profitable;
●	Absent any additional financing or advances from our shareholders, other than the sale of the USA Real Estate Bonds, we may be unable to meet our operating expenses;
●	In addition to the sale of the USA Real Estate Bonds, we are dependent on advances from our shareholders and/or affiliates of our shareholders in order to meet our operating expenses and our shareholders and/or affiliates of our shareholders are under no obligation to advance us any funds.
●	We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful;
●	Public health epidemics or outbreaks (such as the coronavirus (COVID-19)) could adversely impact our business;
●	We operate in a highly regulated industry, and our business may be negatively impacted by changes in the regulatory environment;
●	Our business may be negatively impacted by worsening economic conditions and fluctuations in the credit market;
●	Competition in our industry is intense;
●	Holders of USA Real Estate Bonds are exposed to the credit risk of our company;
●	There has been no public market for USA Real Estate Bonds and none is expected to develop; and
●	We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act.

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Risks Related to our Industry and Our Lending and Investing Activities

Our loans and investments expose us to risks associated with debt-oriented real estate investments generally.

We seek to invest primarily in debt instruments relating to real estate-related assets. As such, we are subject to, among other things, risk of defaults by borrowers in paying debt service on outstanding indebtedness and to other impairments of our loans and investments. Any deterioration of real estate fundamentals generally, and in the U.S. in particular, could negatively impact our performance by making it more difficult for borrowers of our mortgage loans, or borrower entities, to satisfy their debt payment obligations, increasing the default risk applicable to borrower entities, and/or making it more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will affect the creditworthiness of borrower entities and/or the value of underlying real estate collateral relating to our investments and may include economic and/or market fluctuations, changes in environmental, zoning and other laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand, fluctuations in real estate fundamentals, the financial resources of borrower entities, energy supply shortages, various uninsured or uninsurable risks, natural disasters, political events, terrorism and acts of war, changes in government regulations, changes in real property tax rates and/or tax credits, changes in operating expenses, changes in interest rates, changes in inflation rates, changes in the availability of debt financing and/or mortgage funds which may render the sale or refinancing of properties difficult or impracticable, increased mortgage defaults, increases in borrowing rates, negative developments in the economy and/or adverse changes in real estate values generally and other factors that are beyond our control.

We cannot predict the degree to which economic conditions generally, and the conditions for real estate debt investing in particular, will improve or decline. Any declines in the performance of the U.S. and global economies or in the real estate debt markets could have a material adverse effect on our business, financial condition, and results of operations.

Commercial real estate-related investments that are secured by real property are subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate debt instruments (e.g., mortgages) that are secured by commercial property are subject to risks of delinquency and foreclosure and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things:

● tenant mix and tenant bankruptcies;

● success of tenant businesses;

● property management decisions, including with respect to capital improvements, particularly in older building structures;

● property location and condition;

● competition from other properties offering the same or similar services;

● changes in laws that increase operating expenses or limit rents that may be charged;

● any need to address environmental contamination at the property;

● changes in global, national, regional, or local economic conditions and/or specific industry segments;

● declines in global, national, regional or local real estate values;

● declines in global, national, regional or local rental or occupancy rates;

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● changes in interest rates, foreign exchange rates, and in the state of the credit and securitization markets and debt and equity capital markets, including diminished availability or lack of debt financing for commercial real estate;

● changes in real estate tax rates, tax credits and other operating expenses;

● changes in governmental rules, regulations and fiscal policies, including income tax regulations and environmental legislation;

● acts of God, terrorism, social unrest and civil disturbances, which may decrease the availability of or increase the cost of insurance or result in uninsured losses; and

● adverse changes in zoning laws.

The lending industry is highly regulated. Changes in regulations or in the way regulations are applied to our business could adversely affect our business.

Changes in laws or regulations or the regulatory application or judicial interpretation of the laws and regulations applicable to us could adversely affect our ability to operate in the manner in which we intend to conduct business or make it more difficult or costly for us to participate in or otherwise make loans. A material failure to comply with any such laws or regulations could result in regulatory actions, lawsuits, and damage to our reputation, which could have a material adverse effect on our business and financial condition and our ability to participate in and perform our obligations to investors and other constituents.

The initiation of a proceeding relating to one or more allegations or findings of any violation of such laws could result in modifications in our methods of doing business that could impair our ability to collect payments on our loans or to acquire additional loans or could result in the requirement that we pay damages and/or cancel the balance or other amounts owing under loans associated with such violation. We cannot assure you that such claims will not be asserted against us in the future.

We will originate mezzanine loans which are subject to a greater risk of loss than loans secured by a first priority mortgage lien.

We will originate mezzanine loans that are generally secured by a pledge of the ownership interests of the entity that directly or indirectly owns the property. Mezzanine loans have a higher degree of risk than senior mortgage loans because the investment may become unsecured as a result of foreclosure by the mortgage holder. In the event of a bankruptcy of our borrower, we are unlikely to have full recourse to the assets of the borrower, or the borrower’s assets may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt is paid. As a result, we may not recover some or all of our investment. In addition, mezzanine loans are likely to have higher loan to value ratios than mortgage loans, resulting in less equity in the property and increasing the risk of loss of loan principal.

Preferred equity investments involve a greater risk of loss than traditional mortgage financing.

We will invest in preferred equity investments, which involve a higher degree of risk than traditional mortgage financing. Such investments are usually subordinate to all other loans and are not secured by the property underlying the investment. Should the issuer default on our investment, we can only proceed against the entity owning real property in which we have an interest, and not the underlying property. As a result, we may not recover some or all of our investment.

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Worsening economic conditions may result in decreased demand for loans, cause borrowers’ default rates to increase, and harm our operating results.

Uncertainty and negative trends in general economic conditions in the United States and abroad, including significant tightening of credit markets, historically have created a difficult environment for companies in the lending industry. Many factors, including factors that are beyond our control, may have a detrimental impact on our operating performance. These factors include general economic conditions, unemployment levels, energy costs and interest rates, as well as events such as natural disasters, acts of war, terrorism, pandemic like the coronavirus (COVID-19) and catastrophes.

We will primarily lend to real estate borrowers and real estate development projects. Such borrowers will more likely be affected or more severely affected than large enterprises by adverse economic conditions. These conditions may result in a decline in the demand for loans by potential borrowers or higher default rates by borrowers.

There can be no assurance that economic conditions will remain favorable for our business or that demand for loans in which we participate or default rates by borrowers will remain at current levels. Reduced demand for loans would negatively impact our growth and revenue, while increased default rates by borrowers may inhibit our access to capital and negatively impact our profitability. Further, if an insufficient number of qualified borrowers apply for loans, our growth and revenue would be negatively impacted.

Loans on properties in transition will involve a greater risk of loss than conventional mortgage loans.

We may invest in transitional loans to borrowers who are typically seeking relatively short-term capital to be used in an acquisition or rehabilitation of a property. The typical borrower in a transitional loan has usually identified an undervalued asset that has been under-managed and/or is located in a recovering market. If the market in which the asset is located fails to improve according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management and/or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the transitional loan, and we bear the risk that we may not recover some or all of our investment.

In addition, borrowers usually use the proceeds of a conventional mortgage to repay a transitional loan. Transitional loans therefore are subject to the risk of a borrower’s inability to obtain permanent financing to repay the transitional loan. In the event of any default under transitional loans that may be held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the transitional loan. To the extent we suffer such losses with respect to these transitional loans, it could adversely affect our results of operations and financial condition.

Risks of cost overruns and noncompletion of renovations of properties in transition may result in significant losses.

The renovation, refurbishment or expansion of a property by a borrower involves risks of cost overruns and noncompletion. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Other risks may include rehabilitation costs exceeding original estimates, possibly making a project uneconomical, environmental risks, delays in legal and other approvals and rehabilitation and subsequent leasing of the property not being completed on schedule. If such renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged reduction of net operating income and may not be able to make payments on our investment on a timely basis or at all, which could result in significant losses.

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There are increased risks involved with our lending activities to renovation or rehabilitation projects.

Lending to projects involving renovations or rehabilitations, which include our investment in loans that fund such projects, may expose us to increased lending risks. Lending to projects involving renovations or rehabilitations generally is considered to involve a higher degree of risk of non-payment and loss than other types of lending due to a variety of factors, including the difficulties in estimating costs and anticipating delays and, generally, the dependency on timely, successful completion and the lease-up and commencement of operations post-completion. In addition, since such loans generally entail greater risk than mortgage loans collateralized by income-producing property, we may need to increase our allowance for loan losses in the future to account for the likely increase in probable incurred credit losses associated with such loans.

If a borrower fails to complete the project or experiences cost overruns, there could be adverse consequences associated with the loan, including a decline in the value of the property securing the loan, a borrower claim against us for failure to perform under the loan documents if we choose to stop funding, increased costs to the borrower that the borrower is unable to pay, a bankruptcy filing by the borrower, and abandonment by the borrower of the collateral for the loan.

Our success depends on the availability of attractive investments and our management’s ability to identify, structure, consummate, leverage, manage and realize returns on our loans and investments.

Our operating results are dependent upon the availability of, as well as our management’s ability, to identify, structure, consummate, leverage, manage and realize returns on our loans and investments. In general, the availability of favorable investment opportunities and, consequently, our returns, will be affected by the level and volatility of interest rates and credit spreads, conditions in the financial markets, general economic conditions, the demand for loans and investment opportunities in our target assets and the supply of capital for such loans and investment opportunities. We cannot assure you that our management will be successful in identifying and consummating investments that satisfy our rate of return objectives or that such loans and investments, once made, will perform as anticipated.

Real estate valuation is inherently subjective and uncertain.

The valuation of real estate and therefore the valuation of any collateral underlying our loans is inherently subjective due to, among other factors, the individual nature of each property, its location, the expected future rental revenues from that particular property and the valuation methodology adopted. In addition, where we invest in loans for renovation or rehabilitation projects, initial valuations will assume completion of the project. As a result, the valuations of the real estate assets against which we will make or acquire loans are subject to a large degree of uncertainty and are made on the basis of assumptions and methodologies that may not prove to be accurate, particularly in periods of volatility, low transaction flow or restricted debt availability in the commercial or residential real estate markets. This is true regardless of whether we internally perform such valuation or hire a third party to do so.

Our loans and investments may be concentrated in terms of geography, asset types, and sponsors.

We are not required to observe specific diversification criteria. Therefore, our investments may be concentrated in certain property types that may be subject to higher risk of default or foreclosure or secured by properties concentrated in a limited number of geographic locations.

To the extent that our assets are concentrated in any one region or type of asset, downturns generally relating to such type of asset or region may result in defaults on a number of our investments within a short time period, which could adversely affect our results of operations and financial condition. In addition, because of asset concentrations, even modest changes in the value of the underlying real estate assets could have a significant impact on the value of our investment. As a result of any high levels of concentration, any adverse economic, political or other conditions that disproportionately affects those geographic areas or asset classes could have a magnified adverse effect on our results of operations and financial condition, and the value of our loans and investments could vary more widely than if we invested in a more diverse portfolio of loans and investments.

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The due diligence process that our management undertakes in regard to loan and investment opportunities may not reveal all facts that may be relevant in connection with an investment and if our management incorrectly evaluates the risks of our loans and investments we may experience losses.

Before making investments for us, our management conducts due diligence that it deems reasonable and appropriate based on the facts and circumstances relevant to each potential investment. When conducting due diligence, our management may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants and investment banks may be involved in the due diligence process in varying degrees depending on the type of potential investment. Our management’s loss estimates may not prove accurate, as actual results may vary from estimates. If our management underestimates the asset-level losses relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

Moreover, investment analyses and decisions by our management may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to our management at the time of making an investment decision may be limited, and they may not have access to detailed information regarding such investment. Therefore, we cannot assure you that our management will have knowledge of all circumstances that may adversely affect such investment.

Insurance on real estate collateral may not cover all losses.

There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, which may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might result in insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under these circumstances, the insurance proceeds received with respect to a property relating to one of our investments might not be adequate to restore our economic position with respect to our investment. Any uninsured loss could result in the corresponding nonperformance of or loss on our investment related to such property.

The impact of any future terrorist attacks and the availability of affordable terrorism insurance expose us to certain risks.

Terrorist attacks, the anticipation of any such attacks, and the consequences of any military or other response by the U.S. and its allies may have an adverse impact on the U.S. financial markets and the economy in general. We cannot predict the severity of the effect that any such future events would have on the U.S. financial markets, the economy or our business. Any future terrorist attacks could adversely affect the credit quality of some of our loans and investments. Some of our loans and investments will be more susceptible to such adverse effects than others, particularly those secured by properties in major cities or properties that are prominent landmarks or public attractions. We may suffer losses as a result of the adverse impact of any future terrorist attacks and these losses may adversely impact our results of operations.

In addition, the enactment of the Terrorism Risk Insurance Act of 2002, or TRIA, and the subsequent enactment of the Terrorism Risk Insurance Program Reauthorization Act of 2015 and the Terrorism Risk Insurance Program Reauthorization Act of 2019, which extended TRIA through the end of 2020 and 2027, respectively, requires insurers to make terrorism insurance available under their property and casualty insurance policies and provides federal compensation to insurers for insured losses. However, this legislation does not regulate the pricing of such insurance and there is no assurance that this legislation will be extended beyond 2020. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market’s overall liquidity and may reduce the number of suitable investment opportunities available to us and the pace at which we are able to make investments. If the properties that we invest in are unable to obtain affordable insurance coverage, the value of those investments could decline and in the event of an uninsured loss, we could lose all or a portion of our investment.

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We may need to foreclose on certain of the loans we originate or acquire, which could result in losses that harm our results of operations and financial condition.

We may find it necessary or desirable to foreclose on certain of the loans we originate, and the foreclosure process may be lengthy and expensive. If we foreclose on an asset, we may take title to the property securing that asset, and if we do not or cannot sell the property, we would then come to own and operate it as “real estate owned.” Owning and operating real property involves risks that are different (and in many ways more significant) than the risks faced in owning an asset secured by that property. In addition, we may end up owning a property that we would not otherwise have decided to acquire directly at the price of our original investment or at all, and the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us.

Whether or not we have participated in the negotiation of the terms of any such loans, we cannot assure you as to the adequacy of the protection of the terms of the applicable loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted by lenders or borrowers that might interfere with enforcement of our rights. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no basis in fact, in an effort to prolong the foreclosure action and seek to force the lender into a modification of the loan or a favorable buy-out of the borrower’s position in the loan. In some states, foreclosure actions can take several years or more to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process and could potentially result in a reduction or discharge of a borrower’s debt. Foreclosure may create a negative public perception of the related property, resulting in a diminution of its value. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will further reduce the net sale proceeds and, therefore, increase any such losses to us.

If we foreclose on certain of the loans we originate or acquire, then we are subject to the general risks of owning real estate.

Fluctuations in vacancy rates, rent schedules and operating expenses can adversely affect operating results or render the sale or refinancing of a property difficult or unattractive. No assurance can be given that certain assumptions as to the future levels of occupancy, cost of tenant improvements or future costs of operating a property will be accurate since such matters will depend on events and factors beyond the control of our management. Such factors include continued validity and enforceability of the leases, vacancy rates for similar properties, financial resources of tenants and rent levels near the properties, adverse changes in local population trends, market conditions, neighborhood values, local economic and social conditions, supply and demand for property, competition from similar properties, interest rates and real estate tax rates, governmental rules, regulations and fiscal policies, the enactment of unfavorable real estate laws, rent control, environmental or zoning law, and hazardous material law, uninsured losses, effects of inflation, and other risks. Properties may not perform in accordance with expectations which could result in losses that harm our results of operations and financial conditions. There’s no certainty that we will be able to sell or refinance such properties on favorable terms, or at all.

Properties obtained through the foreclosure on one of our loans we originate or acquire may involve substantial risks.

Properties obtained through a foreclosure may be distressed, poorly managed or in need of repositioning or other improvements. We may underestimate the amount of time, difficulty and cost of leasing vacant space. Additionally, we may underestimate the costs of improvements required to bring a property up to standards suitable for its intended use or its intended market position. No assurance can be given that our management will manage such properties in a way that is profitable to the Company.

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The properties underlying our investments may be subject to unknown liabilities, including environmental liabilities, that could affect the value of these properties and as a result, our investments.

Collateral properties underlying our loans and investments may be subject to unknown or unquantifiable liabilities that may adversely affect the value of our loans and investments. Such defects or deficiencies may include title defects, title disputes, liens, servitudes or other encumbrances on the mortgaged properties. The discovery of such unknown defects, deficiencies and liabilities could affect the ability of our borrowers to make payments to us or could affect our ability to foreclose and sell the underlying properties, which could adversely affect our results of operations and financial condition.

Furthermore, to the extent we foreclose on properties with respect to which we have extended loans, we may be subject to environmental liabilities arising from such foreclosed properties. Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances.

If we foreclose on any properties underlying our loans and investments, the presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs, therefore the discovery of material environmental liabilities attached to such properties could adversely affect our results of operations and financial condition.

The outbreak of COVID-19 may cause an overall decline in the economy as a whole, and may materially harm our business, results of operations and financial condition.

The Company’s operations may be affected by the presence of the coronavirus disease (COVID-19) which in March 2020, had been declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by this event is uncertain, however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. In 2023, COVID-19 has become a less severe disruptive event due to the passage of time and vaccinations.

The entire actual effects of the presence of COVID-19 are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the presence of COVID-19, if it continues, may cause an overall decline in the economy as a whole and therefore may materially harm our business, results of operations and financial condition.

Our management team has limited experience in mortgage loan underwriting.

Our management team has limited experience in mortgage loan underwriting. If the method adopted by the Company for evaluating real estate property related to a potential real estate loan and for establishing interest rates for the corresponding real estate loan proves flawed, investors may not receive the expected yield on the USA Real Estate Bonds.

We have limited experience in managing real estate loans and investments or developing real estate projects.

If the borrower is unable to repay its obligations under a loan from us, we may foreclose on the real estate property. Although we will seek out purchasers for the property, we or experienced third parties engaged by us may have to take an active role in the management of the real estate or the project. Prospective investors should consider that the members of our management have limited experience in managing real estate or developing real estate projects. No assurances can be given that we or third parties engaged by us can manage real estate or operate real estate projects profitably.

Foreclosed assets may be sold to affiliates.

In the event that we become the owner of any assets by reason of foreclosure, the first priority will be to arrange for the sale of the property for a price that will permit the recovery of the full amount of invested capital plus accrued but unpaid interest and other charges, or so much thereof as can reasonably be obtained in light of current market conditions. In order to facilitate such a sale, we may, but are not required to, arrange a sale to persons or entities affiliated with us or controlled by us, (e.g. to a limited liability company formed by us or an affiliate of ours). We will be subject to conflicts of interest in arranging such sales since we would represent or have an interest in both parties to the transaction. There will not be any independent review by any outside parties of such transactions. To the extent such sales are made to persons or entities affiliated with us or controlled by us, the Company will endeavor to enter into a transaction for a sale price of the property that, in the opinion of the Company, would have been reached in an arm’s length transaction with or among unaffiliated third parties to ensure fair and equitable treatment among the parties. However, no assurance can be given that the sale price for property would be fair, reasonable or negotiated at “arms-length.”

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Competition for employees is intense, and we may not be able to attract and retain the highly skilled employees whom we need to support our business.

Competition for highly skilled personnel, especially data analytics personnel, is extremely intense, and we could face difficulty identifying and hiring qualified individuals in many areas of our business. We may not be able to hire and retain such personnel. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment. In addition, we intend to invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements and the quality of our services and our ability to serve borrowers could diminish, resulting in a material adverse effect on our business. We currently have 3 full-time employees.

We operate in a competitive market which may intensify, and competition with affiliates and non-affiliates may limit our ability to implement our business model and have a material adverse effect on our business, financial condition, and results of operations.

We operate in a competitive market which may intensify, and competition with affiliates and non-affiliates may limit our ability to implement our business model and have a material adverse effect on our business, financial condition, and results of operations. Our competitors may be able to have a lower cost for their services which would lead to borrowers choosing such other competitors over the Company. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of loans and investments, offer more attractive pricing or other terms and establish more relationships than us.

We operate in a competitive market for lending and investment opportunities which may intensify, and competition may limit our ability to originate or acquire desirable loans and investments or dispose of assets we target and could also affect the yields of these assets and have a material adverse effect on our business, financial condition, and results of operations.

We operate in a competitive market for lending and investment opportunities, which may intensify. Our profitability depends, in large part, on our ability to originate our target loans and investments on attractive terms. In originating, we compete for opportunities with a variety of lenders and investors, including REITs, specialty finance companies, public and private funds, commercial and investment banks, commercial finance and insurance companies and other financial institutions. Some competitors may have a lower cost of funds and access to funding sources that are not available to us, such as the U.S. Government. Many of our competitors are not subject to the operating constraints associated with maintaining an exclusion from regulation under the Investment Company Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of loans and investments, offer more attractive pricing or other terms and establish more relationships than us. Furthermore, competition for originations of and investments in our target assets may lead to decreasing yields, which may further limit our ability to generate desired returns. Also, as a result of this competition, desirable loans and investments in our target assets may be limited in the future and we may not be able to take advantage of attractive lending and investment opportunities from time to time, thereby limiting our ability to identify and originate or acquire loans or make investments that are consistent with our investment objectives. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Company

We are an early-stage start-up with a limited operating history, and we may never become profitable.

We do not expect to be profitable for the foreseeable future. If we are unable to obtain or maintain profitability, we will not be able to attract new purchasers of our USA Real Estate Bonds, compete, or maintain operations.

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Our management has raised substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report with respect to our audited financial statements for years ended December 31, 2022 and December 31, 2023.

We are an early-stage start-up with a limited operating history, and we may never become profitable. Our management has raised substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph in their opinion on our audited financial statements for the years ended December 31, 2022 and December 31, 2023, that states that there is a substantial doubt about our ability to continue as a going concern. The Company has issued $1,000 in USA Real Estate Bonds as of December 31, 2022 and has issued $151,000 in USA Real Estate bonds as of December 31, 2023, has not commenced lending operations, and does not have sufficient cash or a source of revenue sufficient to cover future organizational, offering and operation costs. The accompanying financial statements have been prepared assuming that we will continue as a going concern. There is substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern. No assurances can be given that we will achieve success in selling the USA Real Estate Bonds.

If we do not raise sufficient funds in the Offering or if our shareholders and/or affiliates of our shareholders decline to make advances to us we will not be able to implement our business plan.

We have not generated any significant revenues and we are dependent on cash on hand, the proceeds from the Offering to provide funds to implement our business model. Given the uncertainty of the amount of USA Real Estate Bonds that we will sell makes it difficult to predict our planned operations. Until sufficient proceeds have been received by us from the sale of USA Real Estate Bonds we will rely on cash on hand and advances from our shareholders and/or affiliates of our shareholders as to which we have no assurances. Our shareholders and/or affiliates of our shareholders are not obligated to provide advances to us and there are no assurances that we will be successful in raising proceeds in the Offering. The Company has entered into an oral agreement with a lender (the “Lender”), an affiliate of Richard Meruelo who is currently a 33% shareholder of the Company, to reimburse the Lender for advances made to the Company by the Lender for initial organizational and offering expenses. Such reimbursement is to be made by the Company as cash becomes available to the Company and such reimbursement is planned to be made using a portion of the proceeds of the Offering. The Company will reimburse the Lender a maximum amount of $1,125,000 from the gross bond Offering proceeds for these advances. As of December 31, 2023, advances to the Company by the Lender totaled $467,432. As of March 6, 2024, advances to the Company by the Lender totaled $467,432. These advances have no maturity date or interest rate. If we do not raise sufficient funds in the Offering or if our shareholders and/or affiliates of our shareholders decline to make advances to us we will not be able to implement our business plan, or may have to cease operations altogether.

We may need to raise additional capital that may not be available, which could harm our business.

We attempted to estimate our funding requirements in order to implement our business plans. If the costs of implementing such plans should exceed these estimates significantly or if we come across opportunities to grow through expansion plans which cannot be predicted at this time, and our funds generated from our operations prove insufficient for such purposes, we may need to raise additional funds to meet these funding requirements.

These additional funds may be raised by issuing equity or debt securities or by borrowing from banks or other resources. We cannot assure you that we will be able to obtain any additional financing on terms that are acceptable to us, or at all. If adequate capital is not available or the terms of such capital are not attractive, we may have to curtail our growth and our business, and our business, prospects, financial condition and results of operations could be adversely affected. Such financing even if obtained, may be accompanied by conditions that limit our ability to pay dividends or require us to seek lenders’ consent for payment of dividends, or restrict our freedom to operate our business by requiring lender’s consent for certain corporate actions.

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We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have a limited operating history in an evolving industry that may not develop as expected. Assessing our business and future prospects is challenging in light of the risks and difficulties we may encounter. These risks and difficulties include our ability to:

●	increase the number and total volume of loans and preferred equity extended to borrowers;
●	improve the terms on which loans are made to borrowers as our business becomes more efficient;
●	increase the effectiveness of our direct marketing and lead generation through referral sources;
●	favorably compete with other companies that are currently in, or may in the future enter, the business of lending to real estate borrowers and real estate development projects;
●	successfully navigate economic conditions and fluctuations in the credit market; and
●	effectively manage the growth of our business.

We may not be able to successfully address these risks and difficulties, which could harm our business and cause our operating results to suffer.

If the information provided by borrowers is incorrect or fraudulent, we may misjudge a customer’s qualification to receive a loan, and our operating results may be harmed.

Although a part of our loan decisions is based on valuations of the real estate underlying the loans, our decisions are based partly on information provided to us by loan applicants. To the extent that these applicants provide information to us in a manner that we are unable to verify, we may not be able to accurately assess the associated risk. In addition, data provided by third-party sources is a significant component of our underwriting process, and this data may contain inaccuracies. Inaccurate analysis of credit data that could result from false loan application information could harm our reputation, business, and operating results.

Our risk management efforts may not be effective.

We could incur substantial losses, and our business operations could be disrupted if we are unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, liquidity risk, and other market-related risk, as well as operational risks related to our business, assets, and liabilities. To the extent our models used to assess the creditworthiness of potential borrowers do not adequately identify potential risks, the risk profile of such borrowers could be higher than anticipated. Our risk management policies, procedures, and techniques may not be sufficient to identify all of the risks we are exposed to, mitigate the risks that we have identified, or identify concentrations of risk or additional risks to which we may become subject in the future.

We will rely on various referral sources and other borrower lead generation sources, including lending platforms.

Unlike banks and other larger competitors with significant resources, we intend to rely on our smaller-scale marketing efforts, affinity groups, partners, and loan referral services to acquire borrowers. We do not have exclusive rights to referral services, and we cannot control which loans or the volume of loans we are sent. In addition, our competitors may enter into exclusive or reciprocal arrangements with their own referral services, which might significantly reduce the number of mortgage borrowers we are referred. Any significant reduction in mortgage borrower referrals could have an adverse impact on our loan volume, which will have a correspondingly adverse impact on our operations and our company.

A significant disruption in our computer systems or a cybersecurity breach could adversely affect our operations.

We rely extensively on our computer systems to manage our loan origination and other processes. Our systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, cyber security breaches, vandalism, severe weather conditions, catastrophic events and human error, and our disaster recovery planning cannot account for all eventualities. If our systems are damaged, fail to function properly or otherwise become unavailable, we may incur substantial costs to repair or replace them, and may experience loss of critical data and interruptions or delays in our ability to perform critical functions, which could adversely affect our business and results of operations. Any compromise of our security could also result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, loss or misuse of the information and a loss of confidence in our security measures, which could harm our business.

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Our ability to protect the confidential information of our borrowers and investors may be adversely affected by cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.

We process certain sensitive data from our borrowers and investors. While we have taken steps to protect confidential information that we receive or have access to, our security measures could be breached. Any accidental or willful security breaches or other unauthorized access to our systems could cause confidential borrower and investor information to be stolen and used for criminal purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, our relationships with borrowers and investors could be severely damaged, and we could incur significant liability.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause borrowers and investors to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, we could lose borrowers and investors and our business and operations could be adversely affected.

Any significant disruption in service on our platform or in our computer systems, including events beyond our control, could prevent us from processing or posting payments on loans, reduce the attractiveness of our marketplace and result in a loss of borrowers or investors.

In the event of a system outage and physical data loss, our ability to perform our servicing obligations, process applications or make loans available would be materially and adversely affected. The satisfactory performance, reliability and availability of our technology are critical to our operations, customer service, reputation and our ability to attract new and retain existing borrowers and investors.

Any interruptions or delays in our service, whether as a result of third-party error, our error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with our borrowers and investors and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage. These factors could prevent us from processing or posting payments on the loans, damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause borrowers and investors to abandon our marketplace, any of which could adversely affect our business, financial condition and results of operations.

We contract with third parties to provide services related to our online web lending and marketing, as well as systems that automate the servicing of our loan portfolios. While there are material cybersecurity risks associated with these services, we require that our vendors provide industry-leading encryption, strong access control policies, systematic methods for testing risks and uncovering vulnerabilities, and industry compliance audits to ensure data and assets are protected. To date, we have not experienced any cyber incidents that were material, either individually or in the aggregate.

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If our estimates of loan receivable losses are not adequate to absorb actual losses, our provision for loan receivable losses would increase, which would adversely affect our results of operations.

We maintain an allowance for loans receivable losses. To estimate the appropriate level of allowance for loan receivable losses, we consider known and relevant internal and external factors that affect loan receivable collectability, including the total amount of loan receivables outstanding, historical loan receivable charge-offs, our current collection patterns, and economic trends. If customer behavior changes as a result of economic conditions and if we are unable to predict how the unemployment rate, housing foreclosures, and general economic uncertainty may affect our allowance for loan receivable losses, our provision may be inadequate. Our allowance for loan receivable losses is an estimate, and if actual loan receivable losses are materially greater than our allowance for loan receivable losses, our financial position, liquidity, and results of operations could be adversely affected.

We will face increasing competition of other real estate lenders and, if we do not compete effectively, our operating results could be harmed. Many of our competitors have significantly more resources and greater brand recognition than we do and may be able to attract borrowers more effectively than we do.

We compete with other companies that make real estate loans. If we are not able to compete effectively with our competitors, our operating results could be harmed. When new competitors seek to enter one of our markets, or when existing market participants seek to increase their market share, they sometimes undercut the pricing and/or credit terms prevalent in that market, which could adversely affect our market share or ability to explore new market opportunities. Our pricing and credit terms could deteriorate if we act to meet these competitive challenges. Further, to the extent that the fees we pay to our strategic partners and borrower referral sources are not competitive with those paid by our competitors, whether on new loans or renewals or both, these partners and sources may choose to direct their business elsewhere. All of the foregoing could adversely affect our business, results of operations, financial condition, and future growth.

We may rely on certain third-party service providers to operate our business. Any disruption in services from these service providers, could interrupt or delay our ability to operate our business.

We may use third-party service providers to originate (loan underwriting) and service our real estate loans. Therefore, our loan origination and servicing significantly depend on the operations of these service providers. If there are any lapses of service, we could experience lengthy interruptions in our loan origination and servicing as well as delays and additional expenses in arranging new service providers and services, which could materially adversely affect our business.

The collection, processing, storage, use, and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements, or differing views of personal privacy rights.

We receive, collect, process, transmit, store, and use a large volume of personally identifiable information and other sensitive data from borrowers and purchasers of the USA Real Estate Bonds and services. There are federal, state, and foreign laws regarding privacy, recording telephone calls, and the storing, sharing, use, disclosure, and protection of personally identifiable information and sensitive data. Specifically, personally identifiable information is increasingly subject to legislation and regulations to protect the privacy of personal information that is collected, processed, and transmitted. Any violations of these laws and regulations may require us to change our business practices or operational structure, address legal claims, and sustain monetary penalties, or other harms to our business.

The regulatory framework for privacy issues in the United States and internationally is constantly evolving and is likely to remain uncertain for the foreseeable future. The interpretation and application of such laws is often uncertain, and such laws may be interpreted and applied in a manner inconsistent with other binding laws or with our current policies and practices. If either we or our third-party service providers are unable to address any privacy concerns, even if unfounded, or to comply with applicable laws and regulations, it could result in additional costs and liability, damage our reputation, and harm our business.

We are reliant on the efforts of Dania Echemendia and Andrew Murray.

We rely on our management team and need additional key personnel to grow our business, and the loss of key employees or inability to hire key personnel could harm our business. We believe our success has depended, and continues to depend, on the efforts and talents of our executive officers, Dania Echemendia and Andrew Murray have expertise that could not be easily replaced if we were to lose any or all of their services.

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Officers and directors of the Company will have other business interests and obligations to other entities.

The Company and/or its respective affiliates, shareholders, members, partners, managers, directors, officers and employees will devote as much time to our affairs as is reasonably required in the judgment of the Company as applicable. Such affiliates, shareholders, members, partners, managers, directors, officers and employees will not be precluded from engaging directly or indirectly in any other business or other activity, including exercising investment advisory and management responsibility and funding, acquiring, originating, or otherwise transacting in loans, securities and other investments for their own accounts, for the accounts of family members, and for the accounts of future offerings.

None of the officers and directors of the Company will be required to manage the Company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to the Company, provided that such activities do not otherwise breach their agreements with the Company. We are dependent on these persons to successfully operate the Company. Their other business interests and activities could divert time and attention from operating the Company.

We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act.

We rely on the exception from the Investment Company Act set forth in Section 3(c)(5)(C) of the Investment Company Act, which excludes from the definition of investment company “any person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in one or more of the following businesses… (C) purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC Staff generally requires that, for the exception provided by Section 3(c)(5)(C) to be available, at least 55% of an entity’s assets be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying interests,” and at least another 25% of the entity’s assets must be comprised of additional qualifying interests or real estate-type interests (with no more than 20% of the entity’s assets comprised of miscellaneous assets). We intend to acquire assets with the proceeds of the Offering in satisfaction of such SEC requirements to fall within the exception provided by Section 3(c)(5)(C). Notwithstanding, it is possible that the staff of the SEC could disagree with any of our determinations. If the staff of the SEC were to disagree with our analysis under the Investment Company Act, we would need to adjust our investment strategy. Any such adjustment in our strategy could have a material adverse effect on us. If we are deemed to be an investment company, we may be required to register as an investment company if we are unable to dispose of the disqualifying assets, which could have a material adverse effect on us.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us. Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, we would no longer be eligible to offer our securities under Regulation A of the Securities Act if we were required to register as an investment company.

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Compliance with Regulation A and reporting to the SEC could be costly.

Compliance with Regulation A could be costly and requires legal and accounting expertise. We are required to file an annual report on Form 1-K, a semi-annual report on Form 1-SA, and current reports on Form 1-U.

Our legal and financial staff may need to be increased in order to comply with Regulation A. Compliance with Regulation A will also require greater expenditures on outside counsel, outside auditors, and financial printers in order to remain in compliance. Failure to remain in compliance with Regulation A may subject us to sanctions, penalties, and reputational damage and would adversely affect our results of operations.

We are required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. Therefore, we are subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our investors could receive less information than they might expect to receive from exchange traded public companies.

We are required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our investors could receive less information than they might expect to receive from exchange traded public companies.

Fluctuations in interest rates and credit spreads could reduce our ability to generate income on our loans and other investments, which could lead to a significant decrease in our results of operations, cash flows and the market value of our investments.

Our primary interest rate exposures relate to the yield on our loans and other investments and the financing cost of our debt. Changes in interest rates and credit spreads may affect our net income from loans and investments, which is the difference between the interest and related income we earn on our interest-earning investments and the interest and related expense we incur in financing these investments. Interest rate and credit spread fluctuations resulting in our interest and related expense exceeding interest and related income would result in operating losses for us. Changes in the level of interest rates and credit spreads also may affect our ability to make loans or investments, the value of our loans and investments and our ability to realize gains from the disposition of assets. Increases in interest rates and credit spreads may also negatively affect demand for loans and could result in higher borrower default rates.

Our operating results depend, in part, on differences between the income earned on our investments, net of credit losses, and our financing costs. The yields we earn on our loans and our borrowing costs tend to move in the same direction in response to changes in interest rates. However, one can rise or fall faster than the other, causing our net interest margin to expand or contract. In addition, we could experience reductions in the yield on our investments and an increase in the cost of our financing. Although we seek to match the terms of our liabilities to the expected lives of loans that we originate, circumstances may arise in which our liabilities are shorter in duration than our assets, resulting in their adjusting faster in response to changes in interest rates. For any period during which our investments are not match-funded, the income earned on such investments may respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may immediately and significantly decrease our results of operations and cash flows and the market value of our investments. In addition, unless we enter into hedging or similar transactions with respect to the portion of our assets that we fund using our balance sheet, returns we achieve on such assets will generally increase as interest rates for those assets rise and decrease as interest rates for those assets decline.

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You will have no control over changes in our policies and day-to-day operations, which lack of control increases the uncertainty and risks you face as an investor in the USA Real Estate Bonds. In addition, management may change our major operational policies without your approval.

Our management determines our major policies, including our policies regarding financing, growth, debt capitalization, and distributions. Our management may amend or revise these and other policies without your approval. As a bond holder, you will have no rights under the bylaws of our company.

Our management is responsible for the day-to-day operations of our company and the selection and management of investments and has broad discretion over the use of proceeds from the Offering. Accordingly, you should not purchase USA Real Estate Bonds unless you are willing to entrust all aspects of the day-to-day management and the selection and management of investments to the management.

Bondholders will have no right to remove our management or otherwise change our management, even if we are underperforming and not attaining our investment objectives.

Only the equity holders of our company will have the right to remove our management. Bondholders will have no rights in our management and will have no ability to remove our management.

Our management and its executive officers will have limited liability for, and will be indemnified and held harmless from, the losses of our company.

Our management and their agents and assigns will not be liable for, and will be indemnified and held harmless (to the extent of our company’s assets) from any loss or damage incurred by them, our company or the members in connection with the business of our company resulting from any act or omission performed or omitted in good faith, which does not constitute fraud, willful misconduct, gross negligence or breach of fiduciary duty.

The Company has applied to the government of Puerto Rico for treatment under the Puerto Rico New Incentive Code Act 60-2019 (“Act 60”) however there can be no assurance that such application will be granted as planned, or at all. Additionally, even if approved, changes to Act 60 in the future could make the Company ineligible for Act 60.

The Company has applied to the government of Puerto Rico for treatment under the Puerto Rico New Incentive Code Act 60-2019 (“Act 60”). In general, Act 60 compiled into a single code many of the Puerto Rico tax incentives laws used to promote the island’s economic development, with some modifications. For example, Chapter 2 of Act 60 for Individual Investors provides 100% tax exemption from Puerto Rico income taxes on all interest and dividend income and on certain capital gains realized and accrued after such individual becomes a bona fide resident of Puerto Rico. Chapter 2 applies to any individual investor who becomes a Puerto Rico resident (“Individual Investor”) on or before the taxable year ending on December 31, 2035, provided that the individual was not a resident of Puerto Rico at any time from January 17, 2006 to January 17, 2012. A Puerto Rico resident is an individual who is domiciled in Puerto Rico. Physical presence in Puerto Rico for a minimum period of 183 days during the taxable year will create a presumption of residence in Puerto Rico for Puerto Rico income tax purposes. Determination of residency is essential since a bonafide resident of Puerto Rico is taxed on the island of Puerto Rico on their worldwide income. A non-resident is taxed only on their Puerto Rico source income, which would be the portion of income earned for the services performed in Puerto Rico.

Additionally, Chapter 3 of Act 60, creates an opportunity for investors to engage in business activities in Puerto Rico for customers located outside Puerto Rico with very low taxes, if properly structured. In addition, Act 60 provides that the grant will be considered a contract between the entity and the Government of Puerto Rico, so that it cannot be modified unilaterally and should not be impacted by amendments to Act 60 enacted after the grant is issued. All tax incentives requests are reviewed by the Director of Incentives and the Secretary of the Department of Development and Commerce of Puerto Rico (“DDEC”). The Secretary of the DDEC may deny any request when he determines that the concession does not result in the best economic and social interests of Puerto Rico. In case of denial, the Secretary of the DDEC will issue an electronic notification to the applicant with a brief explanation of the reasons for their denial and warning of the rights and processes allowed under Act 60 for a request for reconsideration. The applicant, after being notified electronically of the denial, may request the Secretary of the DDEC, a reconsideration within twenty (20) business days.

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The Company’s application for Act 60 is currently in process, and may not ever be approved and therefore the foregoing potential tax benefits would not be available to the Company or its investors. Further, even if the Company’s Act 60 application is approved, there could be changes to Act 60 in the future that would make the Company ineligible for Act 60 and would cause a negative effect on the Company and potential tax consequences to the Company’s investors who are residents of Puerto Rico.

We cannot guarantee the potential beneficial tax attributes of ownership of the Bonds issued by the Company, a company applying to be a Puerto Rico Act 60 company.

The Internal Revenue Code of Puerto Rico (the “PR Code”) addresses various tax matters for non-resident alien individuals and gross income from sources within Puerto Rico and bonds owned by these individuals. Pursuant to Section 1091.01(a)(1)(A) of the PR Code, a 29% of income tax withholding from some sources of income arising from business in Puerto Rico shall be imposed on all foreign individuals that are non-residents of Puerto Rico (nonresident alien individuals) and that are not engaged in trade business within Puerto Rico. However, in the case of interest in bonds, Section 1091.01 (a) (1) (A) (i) of the PR Code only mentions the “interests received by a Related Person” as originating from sources within Puerto Rico.

“Nonresident alien individual” is defined by Section 1010.01 (a) of the PR Code as an individual who is not a citizen of the United States and who is not a resident of Puerto Rico.

“Related Person” is defined by Section 1010.05 (a)(1) of the PR Code and shall be considered as a taxpayer’s ‘related party’ if such person is:

(1)	A component member of a controlled group of corporations, as such term is defined in § 1010.04 of this title, except that, for these purposes, subsection (b)(2) of such section shall not be taken into account to exclude corporations described therein; or

(2)	a corporation in which the taxpayer owns directly or indirectly fifty percent (50% ) or more of the value of the stock of such corporation; or

(3)	a corporation that owns directly or indirectly fifty percent (50% ) or more of the value of its stock; or

(4)	A corporation in which fifty percent (50% ) or more of the value of its stocks is owned by a person who also owns, directly or indirectly, fifty percent (50% ) or more of the value of the stock of the taxpayer; or

(5)	a brother or sister (whether by the whole or half blood), the spouse, ancestor or lineal descendant.

Moreover, Section 1062.08 (a)(5)(E) of the PR Code indicates that in the case of interest received by a nonresident alien, the obligation to deduct and withhold an amount equal to 29% of said interest shall apply only if said individual is a related person (as defined in Section1010.05) of the debtor from obligation. Similarly, in the case of corporations and entities not engaged in industry or business in Puerto Rico, Section 1062.11 (a) (4) of the PR Code indicates that the obligation to deduct and withhold an amount equal to 29% of said interests shall apply if the corporation or entity is a person related to the payer.

The PR Code thus indicates that any interest payment received by a non-resident alien (non-US taxpayer) of an unrelated payer will not be considered from sources within Puerto Rico and will not be subject to the 29% withholding. The PR Code also indicates that this interest payment received by a non-resident alien (non-US taxpayer) is not subject to United States or Puerto Rico income taxes.

The PR Code also addresses various tax matters for USA citizens and gross income from sources within Puerto Rico and bonds owned by these individuals. Pursuant to Section 1062.08 (a)(1)(A)(ii), there is a requirement to withhold an amount equal to twenty percent (20%) from any interest, dividends, rents or royalties, salaries, wages, annuities, compensations, remunerations, emoluments, distributions made from sources of Puerto Rico thereof if the receiver is a United States citizen.

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Nonetheless, Section 1035.01 (a)(1)(G) (a) excludes from the interests that are considered as sources of Puerto Rico the “Interests on bonds, notes, or other interest-bearing obligation or obligations that accrue interests from individuals who are United States citizens nonresidents of Puerto Rico”. Therefore, such interests will be considered arising from sources outside of Puerto Rico.

The PR Code thus indicates that these interests, not being considered a source from Puerto Rico and paid to a nonresident, would cause the interest from a bond owned by a USA citizen to not be subject to the 20% withholding obligation imposed by Section 1062.08 (a) (1) (A) (ii) on the United States citizens.

The Company has not been provided tax opinions on these tax matters by either tax attorneys or tax accountants. Accordingly, the tax-related information preceding is not to be considered tax advice by the Company. Potential investors in the Bonds are directed to seek independent tax advice by their own tax attorneys or tax accountants.

The Company is an early stage company with a limited accounting staff and has limited internal accounting control procedures.

The Company’s internal control procedures are being developed and being implemented over time as the Company has limited resources currently. This could lead to less robust internal controls that would otherwise exist at larger and more mature companies. Additionally, if we are unable to effectively implement our internal control procedures, investors may lose confidence in the accuracy and completeness of our financial reports. We also could become subject to investigations by the stock exchange on which any of our securities may become listed, or the Securities and Exchange Commission, or other regulatory authorities, which could require additional financial and management resources.

Risks Related to USA Real Estate Bonds

The characteristics of the USA Real Estate Bonds, including a long-term maturity date, interest rate, lack of collateral security or guarantee, and lack of liquidity, may not satisfy your investment objectives.

The USA Real Estate Bonds may not be a suitable investment for you, and we advise you to consult your investment, tax and other professional financial advisors prior to purchasing USA Real Estate Bonds. The characteristics of the notes, including long-term maturity date, interest rate, lack of collateral security or guarantee, and lack of liquidity, may not satisfy your investment objectives. The USA Real Estate Bonds may not be a suitable investment for you based on your ability to withstand a loss of interest or principal or other aspects of your financial situation, including your income, net worth, financial needs, investment risk profile, return objectives, investment experience and other factors. Prior to purchasing any USA Real Estate Bonds, you should consider your investment allocation with respect to the amount of your contemplated investment in the USA Real Estate Bonds in relation to your other investment holdings and the diversity of those holdings.

Our lack of operating history makes it difficult for you to evaluate this investment.

We are an early stage entity with a limited operating history and may not be able to successfully operate our business or achieve our investment objectives. We may not be able to conduct our business as described in our plan of operation.

Holders of USA Real Estate Bonds are exposed to the credit risk of our company.

USA Real Estate Bonds are our full and unconditional obligations. If we are unable to make payments required by the terms of the notes, you will have an unsecured claim against us. USA Real Estate Bonds are therefore subject to non-payment by us in the event of our bankruptcy or insolvency. In an insolvency proceeding, there can be no assurances that you will recover any remaining funds. Moreover, your claim may be subordinate to that of any senior creditors and any secured creditors to the extent of the value of their security.

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The USA Real Estate Bonds are unsecured obligations.

The USA Real Estate Bonds do not represent an ownership interest in any specific Company loans or investments, their proceeds, or their assets. The USA Real Estate Bonds are unsecured general obligations of the Company only and not any Company borrower. The USA Real Estate Bonds will be general unsecured obligations, and will rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the USA Real Estate Bonds by their terms. We may issue secured debt in our sole discretion without notice to or consent from the holders of USA Real Estate Bonds. Therefore, as unsecured obligations, there is no security to be provided to the holders of the USA Real Estate Bonds.

You will not have the opportunity to evaluate our loans and investments before we originate them, and we may make loans and investments that would have changed your decision as to whether to invest in the USA Real Estate Bonds.

As of the date of hereof, we own no assets. We are not able to provide you with information to evaluate our future loans and investments. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of commissions, fees and expenses, in the origination of loans and investing in debt and related instruments supported by commercial real estate in the U.S. We have established criteria for evaluating potential investments. However, you will be unable to evaluate the transaction terms or data concerning the investments before we make investments. You will be relying entirely on the ability of our management team to identify suitable investments and propose transactions for our management to oversee and approve. These factors increase the risk that we may not generate the returns that you seek by investing in the USA Real Estate Bonds.

The USA Real Estate Bonds will be effectively subordinated to any of our debt that is secured and subordinated to our existing and future unsecured bank debt.

The USA Real Estate Bonds will be our unsecured, unguaranteed obligations and will be effectively junior to any of our current or future secured debt obligations, to the extent of the value of any assets securing such debt, as well as subordinate to our existing and future unsecured bank debt. The effect of this subordination is that if we are involved in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, or upon a default in payment on, or the acceleration of, any of our secured debt, if any, or unsecured bank debt, if any, our assets will be available to pay obligations on the USA Real Estate Bonds only after all debt under our secured debt, if any, and unsecured bank debt, if any, has been paid in full from those assets. As of March 6, 2024, we had no secured indebtedness or unsecured bank debt outstanding. Holders of the USA Real Estate Bonds will participate in any remaining assets ratably with all of our other unsecured and unsubordinated creditors, including trade creditors. We may not have sufficient assets remaining to pay amounts due on any or all of the USA Real Estate Bonds then outstanding.

There is no public market for USA Real Estate Bonds, and none is expected to develop.

USA Real Estate Bonds are newly issued securities. Although under Regulation A the securities are not restricted, USA Real Estate Bonds are still highly illiquid securities. No public market has developed nor is expected to develop for USA Real Estate Bonds, and we do not intend to list USA Real Estate Bonds on a national securities exchange or interdealer quotational system. You should be prepared to hold your USA Real Estate Bonds as USA Real Estate Bonds are expected to be highly illiquid investments.

Holders of the USA Real Estate Bonds will have no voting rights.

Holders of the USA Real Estate Bonds will have absolutely no direct interest, control, voting rights or involvement in our business, affairs or governance or those of our affiliates. The USA Real Estate Bonds do not carry any voting rights and therefore the holders of the USA Real Estate Bonds will not be able to vote on any matters regarding the operation of the Company. As a bondholder purchaser in the Offering will have no right to vote upon or receive notice of any corporate actions we may undertake which you might otherwise have if you owned equity in our Company. Each prospective investor should understand that additional related party transactions that are not described in this Annual Report on Form 1-K or currently contemplated by us may occur in the future. All prospective investors are strongly encouraged to consult their own independent legal counsel to review and advise them.

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You will not be investing in the common stock of the Company or any of its affiliates or any of their respective loans or investments.

By investing in the USA Real Estate Bonds, you will not be investing in the common stock of the Company or any of its affiliates or any of their respective loans or investments.

The management’s conflicts of interest may result in transactions unfavorable to the Company and transactions with affiliated entities may be on less favorable terms possibly causing the Company to lose money.

The officers, directors, shareholders and other affiliates of the Company may provide certain services to, and enter into transactions with, the Company, provided that the terms are commercially reasonable. This limitation may not fully protect the Company against the inherent conflicts of interest in these transactions. The Company may extend loans to companies having an affiliation or ownership interest by officer’s or shareholders. The transactions have not been, and will not be, subject to review by the noteholders or an independent party. The transactions’ terms might not be as favorable to the Company as they would have been if the transaction had been with unrelated third parties. Moreover, the Company will not ask any third party to oversee the quality of the services that will be provided by the affiliates of the Company. In addition, management will be subject to potential conflicts of interest when choosing between investment opportunities for affiliated entities. Furthermore, transactions with affiliated entities will not be executed at arms-length and therefore may be on terms less favorable than terms market conditions would allow for, possibly causing the company to lose money.

The Board of Directors, which has complete control over the Company, does not have a majority of independent directors and the Board of Directors has not voluntarily implemented various corporate governance measures, in the absence of which bondholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

The Board of Directors, which has complete control over the Company, does not have a majority of independent directors and the Board of Directors has not voluntarily implemented various corporate governance measures, in the absence of which bondholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, as amended (“the “Sarbanes-Oxley Act”), has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. The Board of Directors, that has complete control over the Company, has not yet adopted any of these other corporate governance measures and since our securities are not yet listed on a national securities exchange, we are not required to do so. Our Board of Directors is comprised of non-independent directors. As a result, our Board of Directors does not have independent directors.

The Board of Directors has not adopted corporate governance measures such as an audit or other independent committee (such as a compensation committee or corporate governance and nominating committee) of the Board of Directors, as the Board of Directors presently does not have independent directors on the Board of Directors. If the Board of Directors expands its board membership in future periods to include additional independent directors, the Board of Directors may seek to establish an audit and other committee of its Board of Directors. It is possible that if the Board of Directors included independent directors and if the Board of Directors were to adopt some or all of these corporate governance measures, equity holders would benefit from somewhat greater assurance that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, at present in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages or employment contracts to our officers are made by managers who have an interest in the outcome of the matters being decided.

However, as a general rule, the Board of Directors, in making its decisions, determines first that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. The Board of Directors executes the transaction between executive officers and the Company once approved by the Board of Directors.

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There is a risk that the USA Real Estate Website may be hacked.

We receive, collect, process, transmit, store, and use a large volume of personally identifiable information and other sensitive data from borrowers and purchasers of the USA Real Estate Bonds on the USA Real Estate Website. There is a risk that the USA Real Estate Website may be hacked. Ownership of the USA Real Estate Bonds will be in “book-entry” only form, meaning that no physical note is created and no physical certificate will be issued. Evidence of your ownership is provided by written confirmation. Except under limited circumstances, holders will not receive or be entitled to receive any physical delivery of a certificated security or negotiable instrument that evidences their USA Real Estate Bonds. The issuance and transfer of USA Real Estate Bonds will be accomplished exclusively through the crediting and debiting of the appropriate accounts in a book-entry registration and transfer system. The USA Real Estate Bonds will be issued and stored in book-entry form either (i) recorded by the Transfer Agent and kept only on the books and records of Transfer Agent or (ii) held via Depository Trust Company’s book-entry systems in the name of the DTC, or its nominee Cede & Co. for purchasers purchasing through DTC participants. In today’s environment, cyberattacks are perpetrated by identity thieves, unscrupulous contractors and vendors, malicious employees, business competitors, prospective insider traders and market manipulators, so-called “hacktivists,” terrorists, state-sponsored actors and others. Many companies that utilize technology in the business operations, such as ours are subject to the risk that they may be hacked. Even the most diligent cybersecurity efforts will not address all cyber risks that the Company faces. We cannot assure you that we’ll be able to prevent any such hacks by third parties, and if we experience these hacks, the effects would case an adverse effect on our business operations and will jeopardize the privacy of our users date, and can lead to us having to cease operations altogether.

The USA Real Estate Bond Holders may be subject to third party fees.

USA Real Estate Bond investors are not charged a servicing fee for their investment, but you may be charged a transaction fee if your method of payment requires us to incur an expense. The transaction fee will be equal to the amount that the Company will be charged by the payment processor. Other financial intermediaries, however, if engaged by you, may charge you commissions or fees.

Because the USA Real Estate Bonds will have no sinking fund, insurance, or guarantee, you could lose all or a part of your investment if we do not have enough funds in the interest reserve fund and cash to pay.

Although the Company will establish an interest reserve fund for the 7% USA Real Estate Bonds, timing of the funding will not be immediate and the amounts funded will be limited. The Company will place in an interest reserve fund an amount equal to one year’s interest payments up to a maximum of 7% of the total amount of the 7% USA Real Estate Bonds sold. The funding of the interest reserve fund will begin in the month after the first anniversary of the first sale of the 7% USA Real Estate Bonds and will equal 7% of the total amount of the 7% USA Real Estate Bonds sold up to that date. Additional funding amounts into the interest reserve fund will occur every 3 months thereafter and will equal 7% of each incremental amount of additional the 7% USA Real Estate Bonds sold in the respective time period. The interest reserve fund will remain in place for a period of 5 years and then will be released to be used by the Company in its primary lending business or for general corporate and working capital purposes. There will be no interest reserve fund established for the 12% USA Real Estate Bonds.

Other than the limited funds in our interest reserve fund for the 7% USA Real Estate Bonds for the repayment of the principal and accrued interest of bondholders, there is no sinking fund, insurance or guarantee of our obligation to make payments on the USA Real Estate Bonds. Other than the limited contributions we will make to the interest reserve fund for the 7% USA Real Estate Bonds, we will not contribute funds to a separate account, commonly known as a sinking fund, to make interest or principal payments on the USA Real Estate Bonds. The USA Real Estate Bonds are not certificates of deposit or similar obligations of, and are not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation, or any other governmental or private fund or entity. Therefore, if you invest in the USA Real Estate Bonds, you will have to rely only on the amount in our limited interest reserve fund for the 7% USA Real Estate Bonds, our cash flow from operations and possible funding from our shareholders, for repayment of principal and interest upon the maturity or demand for repayment of the 7% USA Real Estate Bonds. If the amount in our interest reserve fund for the 7% USA Real Estate Bonds, cash flow from operations and possible funding from our shareholders, are not sufficient to pay any amounts owed under the USA Real Estate Bonds, then you may lose all or part of your investment.

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We may not be able to meet all of the payment demands of the bondholders of the 7% USA Real Estate Bonds if a large number of bondholders of the 7% USA Real Estate Bonds desires to be repaid or if we do not have the liquidity to meet such demands.

We will use our commercially reasonable efforts to maintain sufficient cash reserves on hand and access to liquidity sources to honor repayment demands of bondholders of the 7% USA Real Estate Bonds. However, in the event there are more demands for repayment of the 7% USA Real Estate Bonds than our interest reserve fund and cash on hand available to meet, we may be delayed in the delivery of funds and may be required to sell some of assets, which may take significant amounts of time and may yield less than is needed to meet our obligations. The holders of the 12% USA Real Estate Bonds will not be able to demand repayment of the 12% USA Real Estate Bonds.

Because we may repay the 7% USA Real Estate Bonds at any time after the second anniversary of the first sale of the 7% USA Real Estate Bonds and we may repay the 12% USA Real Estate Bonds at any time after the second anniversary of the date of issuance of each 12% USA Real Estate Bond, you may be subject to reinvestment risk.

We have the right to repay the 7% USA Real Estate Bonds at any time after the second anniversary of the first sale of the 7% USA Real Estate Bonds and we may repay the 12% USA Real Estate Bonds at any time after the second anniversary of the date of issuance of each 12% USA Real Estate Bond. The USA Real Estate Bonds would be repaid at 102% of the principal amount plus accrued but unpaid interest up to but not including the redemption date. Any such repayment may have the effect of reducing the income or return on investment that any investor may receive on an investment in the USA Real Estate Bonds by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the USA Real Estate Bonds.

Ratings of the USA Real Estate Bonds may change after issuance and affect the marketability of the USA Real Estate Bonds.

We currently expect that, upon issuance, the USA Real Estate Bonds will be rated by one or more rating agencies that we engage. However, we are not currently seeking to engage any particular rating agency or agencies to rate the USA Real Estate Bonds. Ratings agencies of debt assess creditworthiness of issuers of debt (specifically an issuer’s financial ability to make interest payments and repay the loan in full at maturity) and assign ratings to the notes being offered. Such ratings are limited in scope, and do not address all material risks relating to an investment in the USA Real Estate Bonds, but rather reflect only the view of each rating agency at the time the rating is issued. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies. It is also possible that such ratings may be lowered in connection with future events, such as future acquisitions. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the marketability of the USA Real Estate Bonds. In addition, any decline in the ratings of the USA Real Estate Bonds may make it more difficult for us to raise capital on acceptable terms.

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By purchasing USA Real Estate Bonds in the Offering, unless you opt-out in accordance with the terms of the USA Real Estate Bond Investor Agreement, you are bound by the arbitration provisions contained in our USA Real Estate Bond Investor Agreement to be used for subscriptions in the Offering which limits your ability to bring class action lawsuits or seek remedies on a class basis and waives the right a trial by jury.

By purchasing USA Real Estate Bonds in the Offering, unless you opt-out in accordance with the terms of the USA Real Estate Bond Investor Agreement, you agree to be bound by the arbitration, jury waiver and class action waiver provisions contained in Section XX of our Investor Purchase Agreement to be used for subscriptions on the Offering. Pursuant to the terms of the USA Real Estate Bond Investor Agreement, the holders of USA Real Estate Bonds and the Company will agree to (i) resolve disputes of the holders of USA Real Estate Bonds through binding arbitration or small claims court, instead of through courts of general jurisdiction or through a class action and (ii) waive the right to a trial by jury and to participate in any class action, except in cases that involve personal injury. Pursuant to the terms of the USA Real Estate Bond Investor Agreement, if a holder of USA Real Estate Bonds does not agree to the terms of the arbitration provision, the holder of USA Real Estate Bonds may opt-out of the arbitration provision by sending an arbitration opt-out notice to the Company within thirty (30) days of the holder’s first electronic acceptance of the USA Real Estate Bond Investor Agreement. If the opt-out notice is not received within thirty (30) days, the holder of USA Real Estate Bonds will be deemed to have accepted all terms of the arbitration provision, including the class action and jury waiver. If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers. As arbitration provisions in commercial agreements have generally been respected by federal courts and local courts of Puerto Rico, we believe that the arbitration provision in the USA Real Estate Bond Investor Agreement is enforceable under federal law and the laws of Puerto Rico. Although holders of USA Real Estate Bonds will be subject to the arbitration provisions of the USA Real Estate Bond Investor Agreement, the arbitration provisions do not preclude holders of USA Real Estate Bonds from pursuing claims under the U.S. federal securities laws in federal courts. THE ARBITRATION PROVISION OF THE USA REAL ESTATE BOND INVESTOR AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF USA REAL ESTATE BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE ARBITRATION PROVISION OF THE USA REAL ESTATE BOND INVESTOR AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

The USA Real Estate Bond Investor Agreement provides that, to the extent permitted by law, each party to the USA Real Estate Bond Investor Agreement waives the right to a jury trial or class action of any claim they may have against us arising out of or relating to our USA Real Estate Bonds or the USA Real Estate Bond Investor Agreement. If we were to oppose a jury trial or class action demand based on such waiver, the court would determine whether the waiver was enforceable based upon the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial or class action. The bondholders of USA Real Estate Bonds will be subject to these provisions of the USA Real Estate Bond Investor Agreement to the extent permitted by applicable law. THE WAIVER OF THE RIGHT TO A JURY TRIAL AND CLASS ACTION CONTAINED IN THE USA REAL ESTATE BOND INVESTOR AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF USA REAL ESTATE BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE JURY WAIVER AND CLASS ACTION WAIVER PROVISIONS OF THE USA REAL ESTATE BOND INVESTOR AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers. In the event that an investor does not opt-out, as described above, the rights of the adverse bond holder to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit may result in increased costs and/or reduced remedies, to individual investors who wish to pursue claims against the Company.

By purchasing USA Real Estate Bonds in the Offering, you are bound by the fee-shifting provision contained in our Bylaws, which may discourage you to pursue actions against us.

Section 9 of our Bylaws provides that “To the fullest extent permitted by law, in the event that (i) any current or prior stockholder or anyone on their behalf (“Claiming Party”) initiates or asserts any claim or counterclaim (“Claim”) or joins, offers substantial assistance to, or has a direct financial interest in any Claim against the Corporation and/or any Director, Officer, Employee or Affiliate, and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated jointly and severally to reimburse the Corporation and any such Director, Officer, Employee or Affiliate, the greatest amount permitted by law of all fees, costs and expenses of every kind and description (including but not limited to, all reasonable attorney’s fees and other litigation expenses) (collectively, “Litigation Costs”) that the parties may incur in connection with such Claim.”

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In the event you initiate or assert a claims against us, in accordance with Section 9 of our Bylaws, and you do not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any.

THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF USA REAL ESTATE BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

By purchasing USA Real Estate Bonds in the Offering, you are bound by the exclusive forum selection provision contained in our Bylaws, which may discourage you to pursue actions against us.

Article VII Section E. of our Bylaws provides that “Other than an action brought to enforce a duty or liability created under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other claim for which U.S. federal courts have exclusive jurisdiction, unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law or the Articles of Incorporation or these By-Laws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Company governed by the internal affairs doctrine shall be the Puerto Rico State Court or, if no state court located within the State of Puerto Rico has subject matter jurisdiction, the federal district court for the District of Puerto Rico.”

THIS PROVISION WOULD NOT APPLY TO SUITS BROUGHT TO ENFORCE A DUTY OR LIABILITY CREATED BY THE SECURITIES ACT, EXCHANGE ACT OR ANY OTHER CLAIM FOR WHICH THE U.S. FEDERAL COURTS HAVE EXCLUSIVE JURISDICTION.

This choice of forum provision may limit a bondholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court could find these provisions of our Bylaws to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

There is a risk that in the event of death, total permanent disability or bankruptcy of a bondholder, there may not be sufficient funds available to make repayment of the USA Real Estate Bond held by such bondholder.

Within 60 days of the death, total permanent disability or bankruptcy of a bondholder who is a natural person, the estate of such bondholder, such bondholder, or legal representative of such bondholder may request that we repurchase, in whole but not in part and without penalty, the USA Real Estate Bonds held by such bondholder by delivering to us a written notice requesting such USA Real Estate Bonds be repaid. Any such request shall specify the particular event giving rise to the right of the holder to have his or her USA Real Estate Bonds repaid. If a Bond held jointly by natural persons who are legally married, then such request may be made by (i) the surviving bondholder upon the death of the spouse, or (ii) the disabled or bankrupt bondholder (or a legal representative) upon total permanent disability or bankruptcy of the spouse. In the event a Bond is held together by two or more natural persons that are not legally married, neither of these persons shall have the right to request that the Company repurchase such USA Real Estate Bond unless each bondholder has been affected by such an event. Upon receipt of repayment request in the event of death, total permanent disability or bankruptcy of a bondholder, we will designate a date for the repayment of such USA Real Estate Bonds, which date shall not be later than 120 days after we receive facts or certifications establishing to the reasonable satisfaction of the Company supporting the right to be repaid. On the designated date, we will repay such USA Real Estate Bonds at a price per USA Real Estate Bond that is equal to all accrued and unpaid interest, to but not including the date on which the USA Real Estate Bonds are repaid, plus the then outstanding principal amount of such USA Real Estate Bond. Notwithstanding the foregoing, we will have no obligation to fulfill this repayment request, if, in our sole discretion, we determine that we do not have sufficient funds available to fund the requested repayment. Accordingly, there is a risk that in the event of death, total permanent disability or bankruptcy of a bondholder, there may not be sufficient funds available to make repayment of the USA Real Estate Bond held by such bondholder.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this Annual Report on Form 1-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Annual Report on Form1-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. Our future operating results, however, are impossible to predict and no guaranty or warranty is to be inferred from those forward-looking statements.

Formation

We were incorporated under the laws of Puerto Rico, USA on August 3, 2021 under the name USA Opportunity Income Fund, Inc. On October 8, 2021 we issued 3,000 shares of our $0.01 per share par value common stock as founders’ shares in exchange for incorporation services provided to Dania Echemendia (1,000 shares), Andrew Murray (1,000 shares), and Richard Meruelo (1,000 shares). On January 26, 2022 the Company changed its name to USA Opportunity Income One, Inc.

Regulation A Offering

We have commenced a “Tier 2 Offering” under Regulation A of the Company’s “USA Real Estate Bonds” on a best efforts basis in increments of $1,000. The Company’s Form 1-A was originally qualified by the Securities and Exchange Commission on March 9, 2022. The Company filed Post-Qualification Amendment No. 1 on March 9, 2023, and filed Post-Qualification Amendment No. 2 on March 29, 2023, which was qualified by the Securities and Exchange Commission on April 10, 2023, offering up to $75,000,000 (“Maximum Offering Amount”) of our “USA Real Estate Bonds” consisting of (i) “7% USA Real Estate Bonds” and (ii) “12% USA Real Estate Bonds” on a best efforts basis in increments of $1,000, in a Tier 2 Offering under Regulation A (the “Offering”). Additionally, we plan to file Post-Qualification Amendment No. 3 to the Offering immediately after the filing of this Annual Report on Form 1-K.

To date, the Company has sold one 7% USA Real Estate Bond in the Offering for $1,000 and sold two 12% USA Real State Bonds in the Offering for a total of $150,000.

Plan of Operations

We are an early stage company and since inception have worked on organizational and development matters. We have not generated any significant revenues and we are dependent on cash on hand, the proceeds from the Offering and advances from our shareholders and/or affiliates of our shareholders to provide funds to implement our business model.

General

For the twelve months following the commencement of the Offering, we will seek to sell our USA Real Estate Bonds and invest the proceeds in (i) real estate loans to real estate borrowers and real estate development projects, (ii) preferred equity interests related to real estate, and (iii) other permissible activities in accordance with our business model.

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In order to operate our Company for 12 months, we estimate that $750,000 in funds will be required. The source of such funds is anticipated to be up to 5% of the net proceeds from our sales of USA Real Estate Bonds in the Offering and the remaining amount is expected to come from income generated from our operations. If we fail to generate $43,000,000 from our sales of USA Real Estate Bonds, we may not be able to fully carry out our plan of operations.

We plan to start originating mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests), real estate-typed interests, and assets unrelated to real estate in accordance with our business model as we receive funds from selling the USA Real Estate Bonds in the Offering through the efforts of the principals of the Company. The Company currently does not have any contracts with third parties related to the services it intends to provide.

Specific Plan of Operations and Milestones

Our plan of operations over the next 12-month period is as follows, assuming the sale of 25%, 50%, 75% and 100% of USA Real Estate Bonds in the Offering, and does not include offering expenses of the Offering of $1,125,000:

	If 25% of USA Real Estate Bonds Sold for Cash	If 50% of USA Real Estate Bonds Sold for Cash	If 75% of USA Real Estate Bonds Sold for Cash	If 100% of USA Real Estate Bonds Sold for Cash
Gross Proceeds(1)	$18,750,000	$37,500,000	$56,250,000	$75,000,000

Acquisition of Mortgages and Other Liens on and Interests in Real Estate (Qualified Interests)	12,937,500	26,775,000	40,612,500	54,450,000
Acquisition of Assets Unrelated to Real Estate	2,425,781	5,020,313	7,614,844	10,209,375
Working Capital and General Corporate Purposes	808,594	1,673,438	2,538,281	3,403,125
Total Use of Net Proceeds (2)	$16,171,875	$33,468,750	$50,765,625	$68,062,500

(1) Gross proceeds do not include a deduction of (i) broker-dealer fees, commissions and expense reimbursements of the Offering and (ii) offering expenses of $1,125,000.

(2) Total Use of Net Proceeds accounts for the deduction of (i) broker-dealer fees, commissions and expense reimbursements of the Offering and (ii) offering expenses of $1,125,000.

During the next 12 months, we intend to, among other things, start receiving net proceeds from the Offering and pay the expenses of the Offering with the net proceeds of the Offering.

For the next 12 months, we plan to:

Origination of Mortgages and Other Liens on and Interests in Real Estate (Qualified Interests)

We plan to originate mortgages from real estate borrowers and real estate development projects and other liens on and interests in real estate (Qualified Interests). The expense of doing so will range from $194,000 to $817,000, depending upon the success of the offering. If 25% of USA Real Estate Bonds are sold for net proceeds of $16,171,875 during this time period, we intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests) in the amount of $12,937,500. If 50% of USA Real Estate Bonds are sold for net proceeds of $33,468,750 we intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests) in the amount of $26,775,000. If 75% of USA Real Estate Bonds are sold for net proceeds of $50,765,625 we intend to acquire mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests) in the amount of $40,612,500. Finally, if 100% of USA Real Estate Bonds are sold for net proceeds of $68,062,500 we intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests) in the amount of $54,450,000.

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Acquisition of Assets Unrelated to Real Estate

We also intend to acquire assets unrelated to real estate and the expense of doing so will range from $36,000 to $153,000 depending upon the success of the offering. If 25% of USA Real Estate Bonds are sold for net proceeds of $16,171,875 during this time period, we intend to acquire assets unrelated to real estate in the amount of $2,425,781. If 50% of USA Real Estate Bonds are sold for net proceeds of $33,468,750 we intend to acquire assets unrelated to real estate in the amount of $5,020,313. If 75% of USA Real Estate Bonds are sold for net proceeds of $50,765,625 we intend to acquire assets unrelated to real estate in the amount of $7,614,844. Finally, if 100% of USA Real Estate Bonds are sold for net proceeds of $68,062,500 we intend to acquire assets unrelated to real estate in the amount of $10,209,375.

Milestones

Our anticipated timeline for reaching the significant milestones in our plan of operations and the costs associated with our plan are set forth below:

March 2024 to May 2024:

●	We expect to sell $7,500,000 of USA Real Estate Bonds.
●	We anticipate that as part of our selling and marketing efforts to sell the USA Real Estate Bonds, we plan to meet with groups whose members may be potential purchasers of our USA Real Estate Bonds and we estimate the costs of this to be $581,000.
●	We anticipate and intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests), and we estimate the costs of this to be $70,000.
●	We anticipate and intend to originate assets unrelated to real estate and we estimate the costs of this to be $13,000

June 2024 to August 2024:

●	We expect to sell $16,500,000 of USA Real Estate Bonds.
●	We anticipate that as part of our selling and marketing efforts to sell the USA Real Estate Bonds, we plan to meet with groups whose members may be potential purchasers of our USA Real Estate Bonds and we estimate the costs of this to be $1,279,000.

●	We anticipate and intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests), and we estimate the costs of this to be $183,000.
●	We anticipate and intend to originate assets unrelated to real estate and we estimate the costs of this to be $34,000.

September 2024 to November 2024:

●	We expect to sell $18,000,000 of USA Real Estate Bonds.
●	We anticipate that as part of our selling and marketing efforts to sell the USA Real Estate Bonds, we plan to meet with groups whose members may be potential purchasers of our USA Real Estate Bonds and we estimate the costs of this to be $1,395,000.
●	We anticipate and intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests), and we estimate the costs of this to be $199,000.
●	We anticipate and intend to originate assets unrelated to real estate and we estimate the costs of this to be $37,000.

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December 2024 to March 2025:

●	We expect to sell $33,000,000 of USA Real Estate Bonds.
●	We anticipate that as part of our selling and marketing efforts to sell the USA Real Estate Bonds, we plan to meet with groups whose members may be potential purchasers of our USA Real Estate Bonds and we estimate the costs of this to be $2,558,000.
●	We anticipate and intend to originate mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests), and we estimate the costs of this to be $365,000
●	We anticipate and intend to originate assets unrelated to real estate and we estimate the costs of this to be $68,000.

Until sufficient proceeds have been received by us from the sale of USA Real Estate Bonds we will rely on cash on hand and advances from our shareholders and/or our shareholders affiliates as to which we have no assurances. There can also be no assurances that we will be able to receive our desired amount of proceeds or any proceeds from the Offering.

Results of Operations

As of December 31, 2023, the Company had not started making loans and investments. For the years ended December 31, 2023 and 2022, our total revenues from operations were $0 and $0, respectively. Operating costs for the year ended December 31, 2023 were $145,318 and for the year ended December 31, 2022 were $240,865, including mostly organizational fees. The largest category of expenses is shown as “General and administrative expense” which were $141,048 for the year ended December 31, 2023 and $189,234 for the year ended December 31, 2022. Net loss for the year ended December 31, 2023 was $144,381 and for the year ended December 31, 2022 was $240,865.

Liquidity and capital resources

At December 31, 2023 we had cash on hand of $102,667. At December 31, 2022 we had cash on hand of $1,137. We do not have any external sources of capital and are dependent upon advances from our shareholders and/or affiliates of our shareholders to provide funds for our operations until we begin receiving sufficient proceeds from the sale of USA Real Estate Bonds in the Offering. Our shareholders and/or affiliates of our shareholders, however, are under no obligation to advance us any funds. The Company has entered into an oral agreement with a lender (the “Lender”), an affiliate of Richard Meruelo who is currently a 33% shareholder of the Company, to reimburse the Lender for advances made to the Company by the Lender for initial organizational and offering expenses. Such reimbursement is to be made by the Company as cash becomes available to the Company and such reimbursement is planned to be made using a portion of the proceeds of the Offering. The Company will reimburse the Lender a maximum amount of $1,125,000 from the gross bond Offering proceeds for these advances. As of December 31, 2022, advances to the Company by the Lender totaled $377,122. As of December 31, 2023, these advances totaled $467,432. These advances have no maturity date or interest rate. As of March 6, 2024, these advances totaled $467,432.

Potential future sources of capital include secured or unsecured financings from banks or other lenders and establishing additional lines of credit. Note that, currently, we have not identified any additional source of financing, other than the proceeds from our Offering, and there is no assurance that such sources of financing will be available on favorable terms or at all.

On October 8, 2021, we issued 3,000 shares of our common stock as founder’s shares in exchange for incorporation services provided to Dania Echemendia (1,000 shares), Andrew Murray (1,000 shares), and Richard Meruelo (1,000 shares).

To date, the Company has sold one 7% USA Real Estate Bond in the Offering for $1,000 and sold two 12% USA Real State Bonds in the Offering for a total of $150,000.

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Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not yet generated any significant revenue and is still an early stage company with a limited operating history. The Company has issued $1,000 in USA Real Estate Bonds as of December 31, 2022 and has issued $151,000 in USA Real Estate bonds as of December 31, 2023, has not commenced lending operations, and does not have sufficient cash or a source of revenue sufficient to cover future organizational, offering and operation costs. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report.

We are dependent on advances from our shareholders and/or affiliates of our shareholders and proceeds from the Offering to provide capital for our operations. Our shareholders and/or affiliates of our shareholders are not obligated to provide advances to us and there are no assurances that we will be successful in raising proceeds in the Offering. The financial statements do not include adjustments related to the recoverability and classifications of assets or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Contingent Liabilities

We may be subject to lawsuits, investigations and claims (some of which may involve substantial dollar amounts) that can arise out of our normal business operations. We would continually assess the likelihood of any adverse judgments or outcomes to our contingencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on a thorough analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because most contingencies are resolved over long periods of time, liabilities may change in the future due to new developments (including new discovery of facts, changes in legislation and outcomes of similar cases through the judicial system), changes in assumptions or changes in our settlement strategy. There were no contingent liabilities as of March 6, 2024.

Income Taxes

USA Real Estate will receive interest income. At the end of the calendar year, investors who are not residents of Puerto Rico, with over $10 of realized interest will receive a form 1099-INT. These will need to be filed in accordance with the United States Tax Code. If the Company’s application for Act 60 is approved, it is possible that investors who are deemed to be residents of Puerto Rico would not be taxed in accordance with Act 60 for any interest received on the USA Real Estate Bonds. Investor’s tax situations will likely vary greatly and all tax and accounting questions should be directed towards a certified public accountant.

As of March 6, 2024, we had no federal and state income tax expense.

Off-Balance Sheet and Other Arrangements

As of March 6, 2024, we did not have any material off-balance sheet arrangements.

Significant Accounting Policies

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or “GAAP.” The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported period. In accordance with GAAP, we base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. Our significant accounting policies are fully described in Note 2 to our audited financial statements appearing elsewhere in this Annual Report on Form 1-K, and we believe those accounting policies are critical to the process of making significant judgments and estimates in the preparation of our financial statements.

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Item 3. Directors and Executive Officers

Each director of the Board of Directors shall serve for a term ending on the date of the annual meeting of stockholders following the annual meeting of the stockholders at which such director was elected. Notwithstanding the foregoing, each director shall serve until his or her successor is elected and qualified or until his or her death, resignation or removal. Our officers are appointed by our Board to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. Our Board has no nominating, audit or compensation committees.

Set forth below is certain information concerning the directors and executive officers of the Company.

Name	Age	Position
Dania Echemendia	65	President and Director of USA Real Estate

Andrew Murray	57	Chief Financial Officer and Director of USA Real Estate

Bianca Torres Fernandez	27	Corporate Secretary

Biographies

Ms. Dania Echemendia. Ms. Echemendia has served as the Company’s President and a director since August 3, 2021. Since January 2021, she has served as a realtor One Sotheby’s International Realty. Since February 2000, Ms. Echemendia has served as a realtor Huntington Group. From June 2000 through December 2020, she served as a principal at Tierra Azul Enterprises responsible for consulting hospitality, real estate development and media business. Ms. Echemendia graduated with a bachelor’s degree in Business from California State University, Los Angeles in 1982.

Mr. Andrew Murray. Mr. Murray has served as the Company’s Chief Financial Officer and a director since August 3, 2021. From May 2020 through November 2020, he served as a restructuring and financial advisor to Urban Commons. From May 2016 through May 2020, Mr. Murray served as the Chief Financial Officer of Sandstone Properties, Inc. From June 2013 through December 2015, he served as the Chief Financial Officer of Strategic Realty Capital. From June 2008 through May 2012, Mr. Murray served as the Chief Financial Officer of Meruelo Maddux Properties, an SEC-reporting, publicly traded real estate development company specializing in downtown Los Angeles redevelopment. Mr. Murray graduated with a bachelor’s degree in Economics (Accounting and Finance) from University of Pennsylvania (The Wharton School) in 1989.

Ms. Bianca Torres Fernandez. Ms. Torres has served as the Company’s Corporate Secretary since August 3, 2021. Prior to joining the Company, Ms. Torres was a student. Ms. Torres graduated with a bachelor’s degree in Business from each the University of Sacred Heart and University of Puerto Rico in May 2021 and May 2017, respectively. From March 1, 2021 to May 1, 2021, Ms. Torres interned at Goya Foods in Puerto Rico as a Social Media Specialist developing their social media campaign.

Family Relationships

There are no family relationships among the executive officers or the directors of the Company.

Involvement in Certain Legal Proceedings

No executive officer, member of the board of directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Corporate Governance

Our board has not established any committees, including an audit committee, a compensation committee or a nominating committee, or any committee performing a similar function. The functions of those committees are being undertaken by our board. Because we do not have any independent directors, our board believes that the establishment of committees of our board would not provide any benefits to our Company and could be considered more form than substance.

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We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our officers and directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our officers and directors have not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our board of directors.

Given our relative size and lack of directors’ and officers’ insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our board will participate in the consideration of director nominees.

Until such time as our Company further develops our business, achieves a stronger revenue base and has sufficient working capital to purchase directors’ and officers’ insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our board to include one or more independent directors, we intend to establish an audit committee of our board of directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we required to establish or maintain an audit committee or other committee of our board.

Code of Ethics

We have adopted a code of ethics meeting the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of violations; and provide accountability for adherence to the provisions of the code of ethics.

Summary of Compensation

Our Company was incorporated on August 3, 2021. The Company has not yet paid its directors and officers Dania Echemendia and Andrew Murray (our “named executive officers”) any cash or other form of compensation from August 3, 2021 (inception) to December 31, 2023. Therefore, we have excluded a Summary Compensation Table for the years ended December 31, 2023 and 2022 for the “named executive officers.” On October 8, 2021, the Company issued 3,000 shares of its $0.01 per share par value common stock as founders shares in exchange for incorporation services provided to Dania Echemendia (1,000 shares), Andrew Murray (1,000 shares), and Richard Meruelo (1,000 shares).

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Employment Agreements

There are no current employment agreements between the Company and our executive officer or understandings regarding future compensation.

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Outstanding Equity Awards at Fiscal Year-End

No executive officer received any equity awards, or holds exercisable or unexercisable options, as of December 31, 2023.

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of our board of directors. The board as a whole determines executive compensation.

Compensation Committee Interlocks and Insider Participation

Our board does not have, and has not had, a compensation committee. Our sole executive officer does not serve as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our board.

Compensation of Directors

Our board has the authority to fix the compensation of directors.

Director Independence

Our board of directors is currently composed of 2 members, who do not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Capital Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Item 4. Security Ownership of Management and Certain Security Holders

The following table sets forth information about the beneficial ownership of our common stock at March 6, 2024, for:

●	each person known to us to be the beneficial owner of more than 10% of our common stock;

●	each named executive officer;

●	each of our directors; and

●	all of our executive officers and directors as a group.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of USA Real Estate, 404 Ave Constitucion # 208, San Juan, Puerto Rico 00901. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 3,000 shares of our common stock outstanding as of March 6, 2024.

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In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options, preferred stock or restricted stock units held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days of March 6, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Directors and Named Executive Officers:
Dania Echemendia	1,000	33.3%
Andrew Murray	1,000	33.3%
All named executive officers and directors as a group (2 persons)	2,000	66.7%

10% Stockholders:
Richard Meruelo	1,000	33.3%

Item 5. Interest of Management and Others in Certain Transaction

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements and indemnification arrangements, discussed in the sections titled “Management” and “Executive Compensation,” the following is a description of each transaction since August 3, 2021 (inception of the Company) and each currently proposed transaction in which:

●	We and any subsidiaries thereof have been or will be a participant;

●	the amount involved exceeds the lesser of $0 or one percent of the average of the smaller reporting company’s total assets at year end for the last two completed fiscal years

●	any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

The Company has entered into an oral agreement with a lender (the “Lender”), an affiliate of Richard Meruelo who is currently a 33% shareholder of the Company, to reimburse the Lender for advances made to the Company by the Lender for initial organizational and offering expenses. Such reimbursement is to be made by the Company as cash becomes available to the Company and such reimbursement is planned to be made using a portion of the proceeds of the Offering. The Company will reimburse the Lender a maximum amount of $1,125,000 from the gross bond Offering proceeds for these advances. As of December 31, 2022, these advances totaled $377,122. As of December 31, 2023, these advances totaled $467,432. As of March 6, 2024, advances to the Company by the Lender totaled $467,432. These advances have no maturity date or interest rate.

Another affiliate of the founders of the Company has provided 1,000 square feet of office space for the Company on an ad hoc basis for a rental rate of $1 per month on a month-to-month basis.

Officers and directors of the Company will have other business interests and obligations to other entities.

The Company and/or its respective affiliates, shareholders, members, partners, managers, directors, officers and employees will devote as much time to our affairs as is reasonably required in the judgment of the Company as applicable. Such affiliates, shareholders, members, partners, managers, directors, officers and employees will not be precluded from engaging directly or indirectly in any other business or other activity, including exercising investment advisory and management responsibility and funding, acquiring, originating, or otherwise transacting in loans, securities and other investments for their own accounts, for the accounts of family members, and for the accounts of future offerings.

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None of the officers and directors of the Company will be required to manage the Company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to the Company, provided that such activities do not otherwise breach their agreements with the Company. We are dependent on these persons to successfully operate the Company. Their other business interests and activities could divert time and attention from operating the Company.

Foreclosed assets may be sold to affiliates.

In the event that we become the owner of any assets by reason of foreclosure, the first priority will be to arrange for the sale of the property for a price that will permit the recovery of the full amount of invested capital plus accrued but unpaid interest and other charges, or so much thereof as can reasonably be obtained in light of current market conditions. In order to facilitate such a sale, we may, but are not required to, arrange a sale to persons or entities affiliated with us or controlled by us, (e.g. to a limited liability company formed by us or an affiliate of ours). We will be subject to conflicts of interest in arranging such sales since we would represent or have an interest in both parties to the transaction. There will not be any independent review by any outside parties of such transactions. To the extent such sales are made to persons or entities affiliated with us or controlled by us, the Company will endeavor to enter into a transaction for a sale price of the property that, in the opinion of the Company, would have been reached in an arm’s length transaction with or among unaffiliated third parties to ensure fair and equitable treatment among the parties. However, no assurance can be given that the sale price for property would be fair, reasonable or negotiated at “arms-length.”

The Board of Directors, which has complete control over the Company, does not have a majority of independent directors and the Board of Directors has not voluntarily implemented various corporate governance measures, in the absence of which bondholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

The Board of Directors, which has complete control over the Company, does not have a majority of independent directors and the Board of Directors has not voluntarily implemented various corporate governance measures, in the absence of which bondholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, as amended (“the “Sarbanes-Oxley Act”), has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. The Board of Directors, that has complete control over the Company, has not yet adopted any of these other corporate governance measures and since our securities are not yet listed on a national securities exchange, we are not required to do so. Our Board of Directors is comprised of non-independent directors. As a result, our Board of Directors does not have independent directors.

The Board of Directors has not adopted corporate governance measures such as an audit or other independent committee (such as a compensation committee or corporate governance and nominating committee) of the Board of Directors, as the Board of Directors presently does not have independent directors on the Board of Directors. If the Board of Directors expands its board membership in future periods to include additional independent directors, the Board of Directors may seek to establish an audit and other committee of its Board of Directors. It is possible that if the Board of Directors included independent directors and if the Board of Directors were to adopt some or all of these corporate governance measures, equity holders would benefit from somewhat greater assurance that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, at present in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages or employment contracts to our officers are made by managers who have an interest in the outcome of the matters being decided.

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However, as a general rule, the Board of Directors, in making its decisions, determines first that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. The Board of Directors executes the transaction between executive officers and the Company once approved by the Board of Directors.

Policies and Procedures for Related Party Transactions

Following the Offering, the Board of Directors will be responsible for reviewing and approving, prior to our entry into any such transaction, all related party transactions and potential conflict of interest situations involving:

●	any of our directors, director nominees or executive officers;

●	any beneficial owner of more than 10% of our outstanding stock; and

●	any immediate family member of any of the foregoing.

Our Board of Directors will review any financial transaction, arrangement or relationship that:

●	involves or will involve, directly or indirectly, any related party identified above and is in an amount greater than $0;

●	would cast doubt on the independence of a director;

●	would present the appearance of a conflict of interest between us and the related party; or

●	is otherwise prohibited by law, rule or regulation.

The Board of Directors will review each such transaction, arrangement or relationship to determine whether a related party has, has had or expects to have a direct or indirect material interest. Following its review, the Board of Directors will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, canceling or recommending to management how to proceed if it determines a related party has a direct or indirect material interest in a transaction, arrangement or relationship with us. Any member of the Board of Directors who is a related party with respect to a transaction under review will not be permitted to participate in the discussions or evaluations of the transaction; however, the Board of Directors member will provide all material information concerning the transaction to the Board of Directors.

Item 6. Other Information

None.

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Item 7. Financial Statements

USA REAL ESTATE OPPORTUNITIES INCOME, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of USA Opportunity Income One, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of USA Opportunity Income One, Inc. (“the Company”) as of December 31, 2023 and 2022, and the related statements of operations, changes in stockholders’ equity/(deficit), and cash flows, for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not commenced lending operations, and does not have sufficient cash or a source of revenue sufficient to cover organization, offering, and operating costs. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the board of directors and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525
We have served as the Company’s auditor since 2021.

Spokane, Washington
March 6, 2024

F-2

USA Opportunity Income One, Inc.

Balance Sheets

	December 31,	December 31,
	2023	2022
ASSETS
Current Assets
Unrestricted cash	$102,667	$1,137
Restricted cash	-	-
Accounts receivable	-	-
Prepaid expenses	-	5,000
Total Current Assets	102,667	6,137

Due to/from related parties	-	-
Capitalized bond issuance costs	-	-
FF&E	-	-

First trust deed mortgages	-	-
Other trust deed mortgages	-	-
Unsecured loans receivable	-	-
Preferred equity interests	-	-
TOTAL ASSETS	$102,667	$6,137

LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)
Current Liabilities
Accounts payable	$0	$0
Advances from related party	467,432	377,122
Total Current Liabilities	467,432	377,122

Bonds issued and outstanding at par	151,000	1,000

Total Liabilities	618,432	378,122

Commitments and contingencies	-	-

Common stock at par	30	30
Additional paid in capital	-	-
Retained earnings	(515,796)	(372,015)
Total Equity	(515,766)	(371,985)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)	$102,667	$6,137

F-3

USA Opportunity Income One, Inc.

Statements of Operations

	For the year ended	For the year ended
	December 31,	December 31,
	2023	2022

Revenues
Interest income	$0	$0
Preferred equity dividends	-	-
Originations points and related fees	-	-
Other fee income	-	-
Total Revenues	-	-

Operating Expenses
Marketing expense	-	(51,610)
Underwriting expense	-	-
Servicing expense	-	-
Bad debt expense	-	-
General & administrative expense	(140,448)	(189,234)
Amortization of issuance costs	-	-
Interest expense on bonds	(4,270)	(21)
Total Operating Expenses	(144,718)	(240,865)

Operating Income	(144,718)	(240,865)

Other Income (Expense)
Other interest income	937	-

Income/(Loss) before income taxes	(143,781)	(240,865)

Provision for income taxes	-	-
Net Income/(Loss)	$(143,781)	$(240,865)

Net Income per share (basic and fully diluted)	$(47.93)	$(80.29)
Shares outstanding (basic and fully diluted)	3,000	3,000

F-4

USA Opportunity Income One, Inc.

Statements of Changes in Stockholders’ Equity/(Deficit)

For the years ended December 31, 2022 and December 31, 2023

					Total
			Additional		Stockholders’
	Common Stock		Paid In	Retained	Equity/
	Shares	Amount	Capital	Earnings	(Deficit)

Balance at Dec 31, 2021	3,000	$30	$0	$(131,150)	$(131,120)

Issuance of Common Stock	-	-	-	-	-
Net Income/(Loss)	-	-	-	(240,865)	(240,865)
Balance at Dec 31, 2022	3,000	$30	$0	$(372,015)	$(371,985)

Issuance of Common Stock	-	-	-	-	-
Net Income/(Loss)	-	-	-	(143,781)	(143,781)
Balance at Dec 31, 2023	3,000	$30	$0	$(515,796)	$(515,766)

F-5

USA Opportunity Income One, Inc.

Statements of Cash Flows

	For the year ended	For the year ended
	December 31,	December 31,
	2023	2022

Cash Flows from Operating Activities

Net income/(loss)	$(143,781)	$(240,865)
Increase/(Decrease) in accounts payable	-	(5,000)
Increase/(Decrease) in due to/from related parties	90,310	245,902
(Increase)/Decrease in accounts receivable/prepaid expenses	5,000	-

Net Cash Provided/(Used) in Operating Activities	(48,471)	37

Cash Flows from Investing Activities

Originations of loans	-	-
Repayments of loans	-	-
Net Cash Used in Investing Activities	-	-

Cash Flows from Financing Activities

Proceeds of issuance of common stock	-	-
Proceeds from issuance of unsecured bonds	150,000	1,000
Net Cash Provided by Financing Activities	150,000	1,000

Net Change in Cash	$101,529	$1,037

Cash at beginning of period	1,137	100
Cash at end of period	$102,667	$1,137

Cash paid during the period for:
Interest expense	$4,270	21

Income taxes	-	-

F-6

USA Opportunity Income One, Inc.

Notes to the Audited Financial Statements

As of December 31, 2023

Note 1 - Formation and Organization

USA Opportunity Income One, Inc. (the “Company”) is a corporation organized under the laws of the State of Puerto Rico on August 3, 2021. As of December 31, 2022 and December 31, 2023, the Company has not commenced lending operations. These financial statements are for the annual period ended December 31, 2023. The Company’s fiscal year end is December 31.

The Company was organized to identify and originate mortgages and other liens on and interests in real estate in primary and secondary metropolitan markets in the state of Florida.

The Company has filed an offering statement on a post qualification amendment of a Form 1-A with the Securities and Exchange Commission (“SEC”) with respect to an offering of up to $75 million in bonds. The terms of these bonds are as follows:

7% USA Real Estate Bonds:

●	are priced at $1,000.00 each;
●	represent a full and unconditional obligation of our Company;
●	bear interest at 7% per annum.;
●	mature on December 31, 2031;
●	are subject to repayment (i) at the demand of a bondholder beginning in the first month after the second anniversary of the date of purchase of USA Real Estate Bonds by such bondholder and (ii) in the case of a bondholder’s death, bankruptcy or total permanent disability, each subject to notice, discounts and other provisions contained in the Company’s Form 1-A.;
●	are subject to an interest reserve fund for the repayment of bondholders which shall be funded with an amount equal to one year’s interest payments up to a maximum of 7% of the total amount of USA Real Estate Bonds sold;
●	are subject to redemption by the Company at any time after the second anniversary of the first sale of USA Real Estate Bonds; provided that a partial redemption complies with applicable tender offer rules.;
●	rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the USA Real Estate Bonds by their terms;
●	are transferable;
●	are unsecured; and
●	are governed and construed in accordance with the laws of Puerto Rico

12% USA Real Estate Bonds:

●	are priced at $1,000.00 each;
●	represent a full and unconditional obligation of our company;
●	bear interest at 12% per annum.;
●	mature 3 years from the issue date;
●	are subject to repayment in the case of a bondholder’s death, bankruptcy or total permanent disability, each subject to notice, discounts and other provisions contained in this offering circular.;
●	are subject to redemption by the Company at any time after the second anniversary of the issue date of a bondholder’s bond; provided that a partial redemption complies with applicable tender offer rules.;
●	rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the USA Real Estate Bonds by their terms;
●	are transferable;
●	are unsecured; and
●	are governed and construed in accordance with the laws of Puerto Rico

The following table sets forth information regarding the USA Real Estate Bonds:

Number of Bonds	Bond Principal	Interest Rate	Maturity Year

1	$1,000	7.00%	2031
2	150,000	12.00%	2026

Principal Repayment Schedule

2024	-
2025	-
2026	$150,000
2027	-
2028	0
Thereafter	1,000

F-7

Note 2 - Summary of Significant Accounting Policies and Practices

(a)	Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

(b)	Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

(c)	Risks and Uncertainties

The Company does not have an operating history and has not generated any revenue through the origination of mortgages and other liens on and interests in real estate. The Company’s business and operations are sensitive to general business and economic conditions, including the lingering impacts of the COVID-19 pandemic, along with any related local, state and federal government policy decisions. Factors beyond the Company’s control could cause fluctuations in these conditions, including the ability to raise funds to acquire real estate investments, the availability of real estate investments to acquire, and changes to Regulation A Tier 2 requirements. Adverse developments in these general business and economic conditions could have a material adverse effect on the Company’s financial condition and the results of its operations.

(d)	Cash and Cash Equivalents

Cash consists of amounts the Company has on deposit with a major commercial financial institution. Cash equivalents include short term investments, stated at cost plus interest, which approximates fair value, with an original maturity of less than 90 days.

Cash may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit and the Company mitigates credit risk by placing cash with major financial institutions.

(e)	Organization and Offering Costs

Organizational and offering expenses in connection with the offering include all expenses to be paid by the Company in connection with the offering. Organization costs will be expensed as incurred and syndication costs will be reflected as a reduction of stockholder’s equity.

Initial organization and offering expenses will be paid by founders and/or affiliates of the founders of the Company. The Company will reimburse the founders and/or affiliates of the Company an amount up to $1,125,000 from the gross bond offering proceeds for these initial expenses.

As of December 31, 2022, founders and/or affiliates of the founders of the Company have paid $377,122 of organizational and offering costs on behalf of the Company. As of December 31, 2023, founders and/or affiliates of the founders of the Company have paid $467,432 of organizational and offering costs on behalf of the Company.

The Company has entered into an oral agreement with an affiliate of a founder to reimburse from Company cash when available any initial organizational and offering expenses paid by this affiliate of a founder.

(f)	Income Taxes

No provision for federal income taxes has been made in the accompanying financial statements. In certain instances, the Company may be subject to certain state and local taxes depending on the location and jurisdiction of any real estate investments made by the Company.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that has a greater than 50% likelihood of being realized. Changes in recognition or measurements are reflected in the period in which the change in judgment occurs. As of December 31, 2022 and December 31, 2023, the Company had no material unrecognized tax benefits as follows: the Company has a net operating loss for tax purposes in 2023 of $515,796, an estimated gross deferred tax asset of $20,632 and an estimated net of valuation allowance deferred tax asset of $0.

F-8

(g)	Liquidity and Going Concern:

The Company has issued $1,000 in Bonds as of December 31, 2022 and has issued $151,000 in bonds as of December 31, 2023, has not commenced lending operations, and does not have sufficient cash or a source of revenue sufficient to cover future organizational, offering and operation costs. As of December 31, 2022 and December 31, 2023, the Company has not made any investments into cash flowing assets and have not generated any significant revenues. Interest income in 2023 was derived from interest income on cash on hand. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the realization of the carrying value of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company will be dependent upon the raising of additional capital through issuance of Bonds in order to implement its business plan. There can be no assurance that the Company will be successful in this situation in order to continue as a going concern. The Company is funding its initial expenses from payments of expenses by founders of the Company.

(h)	Earnings per share, basic and diluted

Basic net income per share will be computed by allocating net income to common shares and using the weighted-average number of common shares outstanding during the period.

Diluted net income per share will be computed using the weighted-average number of common shares and, if dilutive, the potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options. The dilutive effect of outstanding stock options is reflected in diluted earnings per share. The Company has no outstanding stock options.

(i)	New accounting pronouncements – not yet adopted

The company reviews new accounting pronouncements and does not believe any have a significant impact.

(j)	Fair value - hierarchy of fair value

In accordance with FASB ASC 820-10, Fair Value Measurements and Disclosures, the Company discloses the fair value of its assets and liabilities in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets and liabilities and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation. FASB ASC820-10-35-39 to 55 provides three levels of the fair value hierarchy as follows:

Level One - Inputs use quoted prices in active markets for identical assets or liabilities of which the Company has the ability to access.

Level Two - Inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level Three - Inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset.

Financial assets and liabilities are shown at approximate fair value.

(k)	Advertising and Marketing Expenses

The Company expenses all advertising and marketing expenses as incurred.

Note 3 – Stockholder’s Equity/(Deficit)

As of August 3, 2021, 3,000 shares of a single class of common share with a par value of $0.01 per share have been authorized. As of October 8, 2021, the Company issued 3,000 shares, 1,000 shares each to each of the three founders as founders shares.

Note 4 - Related-Party Transactions

No fees will be paid by the Company to any affiliates of the founders of the Company. The Company is only expected to reimburse the founders of the Company for initial organizational and offering expenses such as legal and other professional services paid by the founders of the Company. See Note 2. These advances have no maturity or interest rates associated with them. Such reimbursement shall be treated as expenses of the Company and shall not be deemed to constitute distributions to any stockholders of the Company. Another affiliate of the founders of the Company has provided 1,000 square feet of office space for the Company on an ad hoc basis for a rental rate of $1 per month on a month-to-month basis.

Note 5 - Commitments and Contingencies

The Company may become subject to various legal proceedings. However, as of December 31, 2022 and December 31, 2023, the Company is not subject to any material pending or threatened legal proceedings. Initial organization and offering costs paid by founders of the Company on behalf of the Company are expected to be subject to future reimbursement from the Company. See Note 2 for further information.

The Company has evaluated the lingering effects of Covid-19 and expects no impacts on operations.

Note 6 - Subsequent Events

The Company has evaluated events through March 6, 2024 and determined that there are no additional subsequent events.

F-9

Item 8. Exhibits.

		Incorporated by Reference
No.	Exhibit Description	Form	Date Filed	Number

1.1	Engagement Agreement with Coastal Equities, Inc.	1-A	11/02/2021	1.1
1.2	Engagement Agreement with Dalmore Group, LLC.	1-U	12/15/2022	6.1
1.3	Engagement Agreement with First Southern, LLC.	1-A POS	03/09/2023	1.2
1.4	Engagement Agreement with Sardona Capital S.A.*
2.1	Amended Articles of Incorporation	1-A	11/02/2021	2.1
2.2	Certificate of Amendment to Articles of Incorporation	1-A	02/08/2022	2.2
2.3	Bylaws	1-A	11/02/2021	2.2
3.1	Form of 7% USA Real Estate Bond	1-A	02/08/2022	3.1
3.2	Form of 12% USA Real Estate Bond.	1-A POS	03/09/2023	3.2
4.1	Form of USA Real Estate Bond Investor Agreement	1-A POS	03/09/2023	4.1
6.1	Engagement Agreement with Direct Transfer, LLC	1-A	11/02/2021	6.1

*Filed herewith

51

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly organized.

Dated: March 6, 2024	USA Opportunity Income One, Inc.

	By:	/s/ Dania Echemendia
Dania Echemendia
President, principal executive officer

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

Dated: March 6, 2024	/s/ Dania Echemendia
Dania Echemendia
President and director (principal executive officer)

Dated: March 6, 2024	/s/ Andrew Murray
Andrew Murray
Chief Financial Officer and director (principal financial and accounting officer)

52